UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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American Woodmark Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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561 Shady Elm Road
Winchester, Virginia 22602

Notice of Annual Meeting of Shareholders

TO THE SHAREHOLDERS OF
AMERICAN WOODMARK CORPORATION:

    The Annual Meeting of Shareholders ("Annual Meeting") of American Woodmark Corporation (the "Company") will be held at the corporate offices of American Woodmark Corporation, 561 Shady Elm Road, Winchester, Virginia, on Thursday, August 22, 2024, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect as directors the nine nominees listed in the attached proxy statement to serve a one-year term on the Company's Board of Directors;
2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2025;
3.	To approve on an advisory basis the Company's executive compensation;
4.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    Only shareholders of record of shares of the Company's common stock at the close of business on June 17, 2024 will be entitled to vote at the Annual Meeting or any adjournments thereof.

    Whether or not you plan to attend the Annual Meeting, please mark, sign, and date the enclosed proxy and promptly return it in the enclosed envelope. If for any reason you desire to revoke your proxy, you may do so at any time before it is voted.

    All shareholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors
Paul Joachimczyk
Secretary

July 10, 2024

AMERICAN WOODMARK CORPORATION
561 Shady Elm Road
Winchester, Virginia 22602

Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting. This Proxy Statement will be mailed to shareholders of American Woodmark Corporation (the "Company," "American Woodmark" or "us") on or about July 10, 2024.

Annual Stockholders meeting

Date	August 22, 2024

Time	9:00 a.m. Eastern Daylight Time

Place	American Woodmark Corporation Corporate Office
561 Shady Elm Road
Winchester, Virginia 22602

Record date	June 17, 2024

Voting	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Meeting Agenda

•Election of nine directors
•Ratification of Ernst & Young LLP ("EY") as our independent registered public accounting firm for fiscal year ending April 30, 2025 ("fiscal 2025")
•Advisory approval of executive compensation
•Transact other business that may properly come before the meeting

Voting Matter and Vote Recommendation

Item		Board recommendation	Reasons for recommendations	More information

1.	Election of nine directors	FOR
The Board and Governance, Sustainability and Nominating Committee believe that the nine director nominees possess the skills and experience to effectively monitor performance, provide oversight, and advise management on the Company's long-term strategy.
Page 5

2.	Ratification of EY as our independent registered public accounting firm for fiscal 2025	FOR	Based on the Audit Committee's assessment of EY's qualifications and performance, it believes that their retention for fiscal 2025 is in the best interests of the Company.	Page 52

3.	Advisory approval of executive compensation	FOR	The Company's executive compensation programs demonstrate the Company's pay for performance philosophy.	Page 53

Company Management Profile
The following table provides summary information about each current director.

					Committee memberships
Name	Age	Director since calendar year	Independent	Other public boards	AC	CC	GC	Attended at least 75% of Board and committee meetings	Up for election at current Annual Meeting
James G. Davis, Jr.	65	2002	Yes	0		M	C	Yes	Yes
Daniel T. Hendrix	69	2005	Yes	1	C, F			Yes	Yes
Andrew B. Cogan	61	2009	Yes	0		M		Yes	Yes
Vance W. Tang	57	2009	Yes	1	M	M	M	Yes	Yes
M. Scott Culbreth	53	2020	No	1				Yes	Yes
David A. Rodriguez	65	2020	Yes	1		C	M	Yes	Yes
Emily C. Videtto	42	2021	Yes	0	M		M	Yes	Yes
Latasha M. Akoma	53	2022	Yes	1	M			Yes	Yes
Philip D. Fracassa	56	2024	Yes	0	M, F			Yes	Yes
AC - Audit Committee                    C - Chair
CC - Compensation and Social Principles Committee        M - Member
GC - Governance, Sustainability and Nominating Committee    F - Financial Expert

Voting Rights, Procedures, and Solicitation

Proxy Solicitation

    This Proxy Statement, mailed to shareholders of American Woodmark Corporation (the "Company") on or about July 10, 2024, is furnished in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") in the accompanying form for use at the 2024 Annual Meeting of Shareholders (the "Annual

Meeting") to be held at the corporate offices of American Woodmark Corporation, 561 Shady Elm Road, Winchester, Virginia, on Thursday, August 22, 2024, at 9:00 a.m., Eastern Daylight Time, and at any adjournments thereof. A copy of the annual report of the Company for the fiscal year ended April 30, 2024 is being mailed to you with this Proxy Statement.

In addition to the solicitation of proxies by mail, the Company's officers and other employees, without additional compensation, may solicit proxies by telephone and personal interview. The Company will bear the cost of all solicitation efforts. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Company's common stock held as of the record date by those parties and will reimburse those parties for their expenses in forwarding soliciting material.

Record Date and Voting Rights

    On June 17, 2024, the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting, there were 15,587,458 shares of common stock of the Company outstanding and entitled to vote. Each such share of common stock entitles the owner to one vote on each matter presented.

Revocability and Voting of Proxy

    A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Any shareholder who provides a proxy may revoke such proxy at any time before it is voted. Proxies may be revoked by:

•	filing with the Secretary of the Company written notice of revocation which bears a later date than the date of the proxy;
•	duly executing and filing with the Secretary of the Company a later dated proxy relating to the same shares; or
•	attending the Annual Meeting and voting in person.

    Votes will be tabulated by one or more inspectors of election. A proxy, if properly executed and not revoked, will be voted as specified by the shareholder. If the shareholder does not specify his or her choice but returns a properly executed proxy card, the shares will be voted as follows:

•	"FOR" the election of the nine nominees for director named herein;
•	"FOR" the ratification of EY as the independent registered public accounting firm of the Company for fiscal 2025;
•	"FOR" the approval on an advisory basis of the compensation of the Company's named executive officers ("NEOs") as disclosed in this Proxy Statement; and
•	In the proxies' discretion on any other matters properly coming before the Annual Meeting or any adjournment thereof.

A majority of the total outstanding shares of common stock of the Company entitled to vote on matters to be considered at the Annual Meeting, represented in person or by proxy, constitutes a quorum. Once a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes for the remainder of the meeting. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. However, Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at the meeting.

    The Company's bylaws require that, in uncontested elections, each director receive a majority of the votes cast with respect to that director (the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that nominee). Actions on all other matters to come before the meeting will be approved if the votes cast "for" that action exceed the votes cast "against" it. Abstentions and Broker Shares that are not voted on a particular matter are not considered votes cast and, therefore, will have no effect on the outcome of the election of directors or any other matter.

    Participants in the American Woodmark Corporation Retirement Savings Plan will receive a proxy packet from the Company's transfer agent and registrar, Computershare Shareholder Services, enabling them to provide instructions for voting the shares of the Company's common stock held in their plan accounts. The Newport Group, the plan's administrator, will determine the number of shares beneficially owned by each participant and communicate that information to the transfer agent. Each participant's voting instructions must be properly executed and returned in the envelope provided in order for the participant's shares to be voted. If a participant does not return voting instructions, then the shares held in the participant's account will be voted by the trustee of the plan in the same manner as shares voted by other plan participants.

Strategy Highlights

We believe the strength of our culture and connections will deliver profitability through Growth, Digital Transformation, and Platform Design ("GDP"). Our GDP strategy is the lens we use to view our long-term decision-making, enabling growth and profitability through the cycle. Growth will maximize our market opportunity through key initiatives. Digital Transformation will strengthen our goal of becoming "One American Woodmark." Lastly, Platform Design will leverage complexity reduction and operational excellence to drive margin improvement.

Growth	Product Innovation
	•	Target launches of opening price point brands into new markets
	•	Relevancy across Made-to-Stock, Made-to-Order, Framed, Frameless categories

Channel Initiatives
	•	Dealer/Distributor penetration
	•	E-commerce expansion
Highlights
Our key growth drivers have funneled through product innovation, capacity investments and expanding channel opportunities. We are building on 30%+ of Made-to-Order sales from products introduced in the last three years, and our facility expansions in Mexico and NC will strengthen our Made-to-Stock product line. By gaining share with the Origins brand and expanding our offerings across the home building market, we are achieving our goal of improving affordability. We launched a low-SKU, high value offering in the home centers earlier this calendar year targeting Pro's and expanded that program nationally for our dealer and distributor network. We also launched a new brand to service our distribution customers - 1951 CabinetryTM.

Digital Transformation	One American Woodmark
	•	Investments in technology infrastructure to operate as one company
	•	Faster marketing cycles

Driving Deeper Channel Penetration
	•	E-commerce expanding with improved product offerings content, and experience
	•	Accelerate customer conversion with easy-to-use design and shopping tools

Highlights
We launched our customer relationship management (“CRM”) sales solution in the fall and went live on our ERP cloud solution in our new Monterrey, Mexico facility. Planning is underway for the next phase of the ERP implementation in our made-to-stock west coast manufacturing facilities to be completed in fiscal 2025. Our marketing efforts are focused on a long-term strategy to strengthen our customer loyalty and drive efficiencies. By making content improvements across digital properties, we have improved key metrics to drive sales and achieve our goal of becoming the best-in-class for digital content. In the last year, we also migrated several brand sites into our new website ecosystem. This ensures our sites leverage the latest technologies, enhance performance, security, and user experience.

Platform Design	Customer Experience (CX)
	•	Kitchen and Bath Center of Excellence
	•	Delivery, quality, response rate

Operational Excellence (OPEX)
	•	Design For Manufacturing & Assembly (DFMA), materials, logistics, and labor savings
	•	Drive production and efficiency through a balanced manufacturing footprint

Automation
	•	Reduce labor costs and waste
	•	Improve lead times and quality
	•	Make our employee's jobs easier
Highlights
Expanded our Made-to-Stock Manufacturing Operations to better serve the east coast market utilizing automation and Design for Manufacturing & Assembly methodology. Our new Monterrey, MX facility and the expanded Hamlet, NC facility will strengthen our Made-to-Stock Kitchen & Bath supply chain and create a new Bath and Kitchen Manufacturing Center of Excellence. These changes will address growth opportunities, improve services for the repair and remodel market, lower the cost of production, modernize assets, and strengthen our supply chain. We have ongoing efforts to make continuous improvements in our existing plants to drive innovation through optimized levels of complexity & standardization of processes. Automation efforts will continue with future projects focused on our mill, component, and assembly operations.

ITEM 1 – ELECTION OF DIRECTORS

    The Board is currently comprised of nine members, each of whom have been recommended by the Governance, Sustainability and Nominating Committee to the Board and nominated by the Board for election at the Annual Meeting to continue to serve on the Board. Unless otherwise specified, if returned and properly executed, the enclosed proxy will be voted for the nine persons named below to serve until the next Annual Meeting and until their successors are elected and duly qualified. Each of the nominees listed below was elected by shareholders at the last annual meeting for a term expiring at the Annual Meeting, with the exception of Mr. Fracassa, who was elected by the Board on January 16, 2024. Mr. Fracassa was recommended by a third-party search firm.

The Governance, Sustainability and Nominating Committee is responsible for identifying and recommending to the Board nominees for election to the Board. In identifying potential nominees, the Governance, Sustainability and Nominating Committee considers candidates recommended by shareholders, current members of the Board or management, as well as any other qualified candidates that may come to the Governance, Sustainability and Nominating Committee's attention. From time to time, the Governance, Sustainability and Nominating Committee may engage an independent firm to assist in identifying potential director nominees. The Governance, Sustainability and Nominating Committee evaluates all potential director nominees in the same manner regardless of the source of the recommendation. Please see Procedures for Shareholder Nominations of Directors on page 14 for more information.

    The Board believes that the Company's directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company's shareholders. When searching for new directors, the Governance, Sustainability and Nominating Committee considers a candidate's managerial experience, as well as business judgment, background, integrity, ethics and conflicts of interest. The Governance, Sustainability and Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Governance, Sustainability and Nominating Committee believe it is essential that Board members represent diverse backgrounds and viewpoints. The Governance, Sustainability and Nominating Committee considers issues such as diversity of professional experience, skills, viewpoints, education, gender and ethnicity. In considering candidates for the Board, the Governance, Sustainability and Nominating Committee considers the entirety of each candidate's credentials in the context of these criteria. With respect to the nomination of continuing directors for re-election, the individual's contributions to the Board are also considered.

    Each nominee listed below has consented to serve as a director, and the Company anticipates all of the nominees named below will be able to serve, if elected. If at the time of the Annual Meeting any nominee is unable or unwilling to serve, then shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person as the Board of Directors may designate.

    If a nominated director does not receive a majority of the votes cast at the Annual Meeting, Virginia law and the Company's bylaws provide that such director would continue to serve on the Board as a "holdover director." Under the bylaws, each incumbent director submits an advance, contingent, irrevocable offer of resignation that the Board may accept if the nominee does not receive a majority of the votes cast. In that situation, the Board's Governance, Sustainability and Nominating Committee would make a recommendation to the Board about whether to accept or reject the offer of resignation. The Board would act on the Governance, Sustainability and Nominating Committee's recommendation within 90 days after the date that the election results were certified and would promptly publicly disclose its decision and, if applicable, the rationale for rejecting the offer of resignation.

Information Regarding Nominees

    The names and ages of the Company's nominees, their business experience, and other information regarding each nominee are set forth below.

Name	Age	Business Experience During the Last Five Years and Directorship(s) in Public Companies	Director of Company Since
James G. Davis, Jr.	65	Chief Executive Officer, James G. Davis Construction Corporation (a	2002

private commercial general contractor) from 1979 to present; Director, Provident Bankshares Corporation (a public company) from October 2006 to July 2009. Mr. Davis's career in the construction industry has been highlighted with leadership roles in operations. Mr. Davis's experience as a chief executive officer of a construction company provides the Board with an important perspective.

Daniel T. Hendrix	69	Chairman of Interface, Inc. (a public company and manufacturer of modular	2005

flooring products) from October 2011 to March 2024; President and Chief Executive Officer, from January 2020 to April 2022 and July 2001 to March 2017; Director, Interface, Inc. from 1996 to present. Mr. Hendrix's 30+ year career in the building products industry has been highlighted with leadership roles in finance and operations. Mr. Hendrix's experience as a chief executive officer of a publicly traded company in the building products industry provides the Board with an important perspective.

Name	Age	Business Experience During the Last Five Years and Directorship(s) in Public Companies	Director of Company Since
Andrew B. Cogan	61	Chief Executive Officer of Sonneman - A Way of Light (a private company	2009
		and leader in design and manufacturing of contemporary lighting) March 2022 to present and Director September 2021 to present; Chairman of The Rug Company London, UK (a privately-held manufacturer of handmade rugs) January 2022 to present; Chairman and Chief Executive Officer, Knoll, Inc. ("Knoll", a public company and manufacturer of furnishings, textiles and fine leathers) from May 2018 to July 2021; President and Chief Executive Officer, Knoll from May 2016 to May 2018; Chief Executive Officer, Knoll from April 2001 to May 2016; Director, Knoll from 1996 to July 2021. Director, Interface, Inc. from 2013 to February 2020. Mr. Cogan's 25+ year career in the manufacturing industry has been highlighted with leadership roles in design and marketing. Mr. Cogan's experience as a chief executive officer of a publicly traded company provides the Board with a valuable perspective.

Vance W. Tang	57	Non-Executive Chair of the Board of Directors since 2020; Company	2009
		Lead Independent Director from 2019 to 2020; Retired; President and Chief Executive Officer of the U.S. subsidiary of KONE Corporation (a Finnish public company and a leading global provider of elevators and escalators) and Executive Vice President of KONE Corporation from 2007 to 2012; Director, Comfort Systems USA (a publicly traded leader in specialty contracting and a service provider for mechanical, electrical and plumbing building systems) from December 2012 to present. Since 2012, Mr. Tang has served as President of VanTegrity Consulting providing leadership and strategy consulting to a range of clients. Mr. Tang's 30+ year career in industry has been highlighted with leadership roles in operations. Mr. Tang's former experience as a chief executive officer in the construction industry and his CERT Certificate in Cybersecurity Oversight provide the Board with a valuable perspective.

M. Scott Culbreth	53	Company Chief Executive Officer and President from July 2020 to present;	2020

Company Senior Vice President and Chief Financial Officer from February 2014 to July 2020; Board Member of FlexSteel Industries, Inc. from December 2021 to present. Mr. Culbreth's 20+ year career in the manufacturing industry has been highlighted with leadership roles in finance. Mr. Culbreth's role as the Company's Chief Executive Officer and former Chief Financial Officer provides the Board with intimate knowledge of the Company's operations and performance.

David A. Rodriguez	65	Retired from his role as Executive Vice President and Global Chief Human	2020
		Resources Officer, Marriott International (a public company and worldwide operator, franchisor, and licensor of hotel, residential and timeshare properties) from 2006 to 2021; Board Member, Globe Life, Inc. from 2023 - present; Board Member, Society for Industrial & Organizational Psychology Foundation from 2022 to present. Board Member, HR Policy Association from 2008 to 2021; Board Member, American Health Policy Institute from 2017 to 2019. Mr. Rodriguez's 20+ year career in the hospitality industry has been highlighted with leadership roles in human resources. Mr. Rodriguez's experience as a chief human resources officer of a publicly traded company provides the Board with a valuable perspective.

Name	Age	Business Experience During the Last Five Years and Directorship(s) in Public Companies	Director of Company Since
Emily C. Videtto	42	Executive Vice President, Sales and Marketing, Pella Corporation (a	2021
		privately-held manufacturer of windows and doors) from 2021 to present; Vice President and Chief Marketing Officer of Pella Corporation from 2016 to 2021; Director, Window and Door Manufacturers Association from 2017 to present. Ms. Videtto's experience in the consumer durables space, as well as her expertise around marketing, digital and innovation provides the Board with a valuable perspective.

Latasha M. Akoma	53	Operating Partner at GenNx360 Capital Partners (a private equity firm that	2022
		specializes in middle market companies and operations specialists) from 2014 to present and interim Chief Compliance Officer in 2021; Board Member, Lion Electric from 2022 to present. Ms. Akoma's experience in operations and manufacturing provides the Board with a valuable perspective.

Philip D. Fracassa	56	Executive Vice President and Chief Financial Officer, The Timken Company	2024

(a public company and global leader in manufacturing, selling and distributing engineered bearings and industrial motion products) from 2014 to present; certified public accountant and licensed attorney in the State of Michigan. Mr. Fracassa's background and experience as a chief financial officer of a publicly traded company provides the Board with a valuable perspective.

Board Diversity Matrix (As of June 26, 2024)
Total Number of Directors	9

	Female	Male
Part I: Gender Identity:
Directors	2	7
Part II: Demographic Background
African American or Black	1	0
Hispanic or Latinx	0	1
White	1	6

The information in the Board Diversity Matrix is based on voluntary, self-reported information from our Board members. The categories included in the table have the meanings set forth in NASDAQ Rule 5605(f). Diversity characteristics not applicable to our Board have been excluded from the table.

As illustrated in the tables above, our Board members bring instrumental depth, breadth, and perspective to our Company.  Each member of the Board has made numerous tours of American Woodmark facilities and customer sites. This gives them a first-hand look at innovative projects and processes as well as a valuable opportunity to interact with employees and customers. Our Board supports the Company's inclusive culture and its engagement in the communities where we live and work. Both as a group and as individuals, Board members keep themselves current on Board-related matters by reading corporate governance periodicals, attending meetings of the National Association of Corporate Directors, the Conference Board and other such organizations, and hearing from the Company's outside counsel and other experts on pertinent topics.

CORPORATE GOVERNANCE

Codes of Business Conduct and Ethics

The Code of Business Conduct and Ethics (the "Code") applies to all directors, officers, and other employees of the Company, and sets forth important Company policies and procedures on conducting the Company's business in a legal, ethical, and responsible manner. The Code requires all employees, including officers, and directors to respect and obey all applicable laws and regulations when conducting the Company's business and includes policies addressing employee conduct and safety, equality and inclusion, conflicts of interest, insider trading, confidentiality, internal and external communications, environmental compliance, and other matters. The Code also sets forth Company policies and procedures for ensuring that disclosures in the Company's financial reports and documents filed with or furnished to the SEC and other public communications are full, fair, accurate, timely, and understandable.

The Code is available on the Governance Documents page of the Company's website at
https:/americanwoodmark.com/investors/governance-documents. Any amendments to, or waivers from, any code provisions that apply to the Company's directors or executive officers will be promptly posted on the Governance Documents page of the Company's website. Any amendments to the Code or waivers from any provisions of the Code that apply to the Company's directors or executive officers must be approved by the Board. No amendments or waivers were requested or granted during the fiscal year ended April 30, 2024.

Insider Trading Arrangements and Policies

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted our Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees and designated contractors and consultants, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Policy, including any amendments thereto, was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended April 30, 2024.

Board Structure

The Company's Board currently consists of nine directors, all of whom are subject to annual shareholder elections to one-year terms of service. At its January 16, 2024, the Board approved an amendment to the Company's bylaws, which increased the number of directors from eight to nine with the election of Mr. Fracassa. Each of the Company's independent directors sits on at least one of the three standing Board committees, which include the Audit Committee, the Compensation and Social Principles Committee, and the Governance, Sustainability and Nominating Committee.

As Chair of our Board, Mr. Tang is responsible for chairing Board and shareholder meetings, setting the agendas for the Board meetings, attending meetings of the Board's committees with the approval of the respective committee if he is not a committee member, and assisting management in representing the Company to external groups as needed and as appropriate. His duties also include presiding over executive sessions of the Company's independent directors, facilitating information flow and communication among the directors and serving as a point of contact between the independent directors and the Chief Executive Officer. The Board elects its Chair annually.

Mr. Culbreth, as Chief Executive Officer, oversees the day-to-day affairs of the Company and directs the formulation and implementation of our strategic plans. Our Board believes that this leadership structure is currently the most appropriate for the Company because it allows our Chief Executive Officer to focus primarily on our business strategy and operations while leveraging the experience and abilities of our Chair to direct the business of the Board.

Our Board periodically reviews its leadership structure and recognizes that, depending on the circumstances, a different model might be appropriate. The Board has no fixed policy on whether the roles of Chair and Chief Executive Officer should be separate or combined, which provides the Board flexibility to choose a leadership structure based on the Company's needs and the Board's assessment of the Company's leadership at a given time. Our Governance, Sustainability and Nominating Committee Charter and Independent Lead Director Charter do provide that the Board appoint an independent lead director in the event the Chief Executive Officer is elected Chair or the Chair otherwise does not qualify as independent.

The Company's independent directors meet in regularly scheduled executive sessions at each of the Company's regularly scheduled Board meetings, without management present, and discuss such matters as certain Board policies, processes and practices, the performance and compensation of the Company's Chief Executive Officer, management succession and other matters relating to the Company and the functioning of the Board.

Risk Management Oversight

    The Board, both directly and through its committees, has an active role in overseeing management of the Company's risks. The entire Board regularly reviews information concerning the Company's operations, liquidity, and competitive position and personnel, as well as the risks associated with each. The Company's Compensation and Social Principles Committee is responsible for overseeing the Company's management of risks relating to the Company's executive and long-term compensation plans and risks related to employee compensation in general. The Audit Committee oversees the Company's management of risks pertaining to internal controls, cybersecurity, adherence to generally accepted accounting principles and financial reporting. The Governance, Sustainability and Nominating Committee oversees the Company's management of risks pertaining to potential conflicts of interest and independence of board members. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Director Independence

The Board of Directors of the Company is composed of a majority of directors who are independent directors as defined under the NASDAQ Marketplace Rules. The Board's Audit and Compensation and Social Principles Committee members also meet additional independence requirements pursuant to the NASDAQ Marketplace Rules and SEC rules.

To be independent under the NASDAQ Marketplace Rules, the Board must determine that a director has no relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ Marketplace Rules specify certain persons who cannot be considered independent. The Board reviews the independence of all directors at least annually.

Based upon this review, the Board affirmatively determined that eight of its nine current directors are independent as defined by the NASDAQ Marketplace Rules. The independent directors are: Ms. Akoma, Mr. Cogan, Mr. Davis, Mr. Fracassa, Mr. Hendrix, Mr. Rodriguez, Mr. Tang, and Ms. Videtto, each of whom is standing for election at the Annual Meeting. In addition, all of the members of the Audit Committee, the Compensation and Social Principles Committee, and the Governance, Sustainability and Nominating Committee are independent. The members of the Audit and Compensation and Social Principles Committees also meet the additional independence requirements applicable to them under the NASDAQ Marketplace Rules and SEC rules.

Communicating Concerns to the Board of Directors

The Audit Committee and the independent non-management directors have established procedures to enable any shareholder or employee who has a concern about the Company's conduct or policies, or any employee who has a concern about the Company's accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Board, to the independent directors, or to the Audit Committee. Such communications may be confidential or anonymous. Such communications may be submitted by utilizing the ethics hotline, which is hosted by EthicsPoint's secure services:

Woodmark.ethicspoint.com
U.S.: 1-844-471-7681
Mexico: 001-844-240-4029

The Company's Director of Internal Audit reviews all such correspondence and, as appropriate, discloses details to the Audit Committee and the external auditors of the Company. The Audit Committee will review this information and determine a course of action as appropriate based on the information received.

The Audit Committee reviews and regularly provides the Board of Directors with a summary of all communications received from shareholders and employees and the actions taken or recommended to be taken if an action requires approval of the full Board as a result of such communications. Directors may, at any time, review a log of all correspondence received by the Company which is addressed to the Board, members of the Board or the Audit Committee and may request copies of any such correspondence.

Board of Directors and Committees

The Company's Board of Directors presently consists of nine directors. The Board held seven meetings during fiscal 2024. All of the directors attended at least 75% of the total number of Board meetings and meetings of all committees of the Board held during periods when they were members of the Board or such committees. The Board of Directors believes that attendance at the Company's annual meeting demonstrates a commitment to the Company, responsibility and accountability to shareholders, and support of management and employees. Therefore, it is a policy of the Board that all members attend the annual meeting of shareholders. All members of the Board who were directors at that time attended last year's annual meeting. The Board of Directors also believes it is important for it to conduct location visits with employees of the Company. In fiscal 2024, the Board visited our service center in Orlando, Florida as part of the February 2024 Board meeting, four Board members visited our Tijuana, Mexico manufacturing facility, two Board members visited our Riverside, California operations, and two Board members visited our manufacturing operations in South Branch, West Virginia, and Allegany, Maryland.

The Company's bylaws specifically allow for the Board to create one or more committees and to appoint members of the Board to serve on them. Our current standing committees are the Audit Committee, the Compensation and Social Principles Committee, and the Governance, Sustainability and Nominating Committee. The Board annually appoints individuals from among its independent members to serve on these three committees. Each committee operates under a written charter adopted by the Board, as amended from time to time. On an annual basis, each committee reviews and reassesses the adequacy of its committee charter. The Audit Committee is scheduled to meet at least quarterly and the Compensation and Social Responsibility and Governance, Sustainability and Nominating Committees meet as required, typically at least two to three times per year. The committees may hold special meetings as necessary. These committees report regularly to the full Board of Directors with respect to their fulfillment of the responsibilities and duties outlined in their respective charters. These charters can be found on the Corporate Governance page of the Company's website at https://americanwoodmark.com/investors/governance-documents.

Audit Committee

The Audit Committee consists of Mr. Hendrix, who chairs the Committee, Ms. Akoma, Mr. Fracassa, Mr. Tang, and Ms. Videtto. All members have been determined by the Board of Directors to be "independent" as defined under the NASDAQ Marketplace Rules and SEC rules, including the additional independence requirements applicable to audit committee members. The Board of Directors has determined that Mr. Hendrix and Mr. Fracassa are "audit committee financial experts" as defined under SEC rules.

Purpose and Duties. The Audit Committee provides oversight for the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independence, and qualifications of the Company's independent registered public accounting firm, the performance of the internal audit function and independent registered public accounting firm, and the adequacy and competency of the Company's finance and accounting staff.

The Audit Committee's duties include but are not limited to: (1) selecting and overseeing the performance of the Company's independent registered public accounting firm, (2) reviewing the scope of the audits to be conducted by them, as well as the results of their audits, (3) overseeing the Company's financial reporting activities, including the Company's financial statements included in the Company's Annual Report on Form 10-K as well as the Company's Quarterly Reports on Form 10-Q, and the accounting standards and principles that are followed, (4) approving audit and non-audit services provided to the Company by the Company's independent registered public accounting firm, (5) reviewing the organization and scope of the Company's internal audit function and internal controls, (6) reviewing and approving or ratifying transactions with related persons required to be disclosed under SEC rules, (7) overseeing matters related to cybersecurity risk, and (8) conducting other reviews relating to compliance by employees with Company policies and applicable laws.

The Audit Committee met five times during fiscal 2024. The Audit Committee is governed by a written charter approved by the Board of Directors, which can be viewed on the Corporate Governance page of the Company's website at https://americanwoodmark.com/investors/governance-documents. The Report of the Audit Committee is found beginning on page 50.

Compensation and Social Principles Committee

The Compensation and Social Principles Committee is composed of Mr. Rodriguez , who chairs the Committee, Mr. Cogan, Mr. Davis, and Mr. Tang. All members have been determined by the Board of Directors to be "independent" as defined under the NASDAQ Marketplace Rules and SEC rules, including the additional independence requirements applicable to Compensation and Social Principles committee members.

Purpose and Duties. The Compensation and Social Principles Committee is primarily concerned with designing and managing competitive compensation programs to facilitate the attraction and retention of talented senior executives and directors and overseeing the Company's policies and practices with respect to social principles, including human capital matters. The activities of the Compensation and Social Principles Committee include reviewing, evaluating, and approving senior executive compensation plans and evaluating and recommending director compensation plans for approval by the Board. The Compensation and Social Principles Committee also provides oversight for all of the Company's employee benefit plans and for the integration of social principles into the Company's business strategy and decision-making. The Compensation and Social Principles Committee delegates certain aspects of implementation and day-to-day management of compensation administration to officers of the Company.

The Compensation and Social Principles Committee's duties include but are not limited to: (1) reviewing, evaluating, and approving corporate goals and objectives relevant to the Chief Executive Officer's and other senior executive officers' compensation, (2) evaluating the Chief Executive Officer's and other senior executive officers' performance in light of those goals and objectives, (3) determining and approving the Chief Executive Officer's and other senior executive officers' compensation levels based on this evaluation, (4) overseeing the compensation and benefit plans, policies, and programs of the Company, and (5) periodically reviewing the Company's practices with respect to, and risks associated with, human capital matters and other social principles, including community engagement and reputational matters, and evaluating the Company's progress towards achieving any objectives with respect to such matters.

The Compensation and Social Principles Committee determines the Chief Executive Officer's compensation after reviewing his performance with the independent directors of the Board and without members of management being present and shares this information with the full Board. The Compensation and Social Principles Committee determines the compensation of the other senior executives after considering a recommendation from the Chief Executive Officer. The Compensation and Social Principles Committee does not delegate its authority with regard to executive compensation decisions.

The Compensation and Social Principles Committee administers and approves awards under the Company's 2016 Employee Stock Incentive Plan, the Company's 2015 Non-Employee Directors Restricted Stock Unit Plan, and the Company's 2023 Stock Incentive Plan.

The Compensation and Social Principles Committee met five times during fiscal 2024. The Compensation and Social Principles Committee's charter can be viewed on the Corporate Governance page of the Company's website at https://americanwoodmark.com/investors/governance-documents. Additional information on the Company's philosophy and policies pertaining to executive compensation are addressed in the Compensation Discussion and Analysis beginning on page 18. The Compensation and Social Principles Committee Report can be found beginning on page 41.

Governance, Sustainability and Nominating Committee

The Governance, Sustainability and Nominating Committee is composed of Mr. Davis, who chairs the Committee, Mr. Tang, Mr. Rodriguez, and Ms. Videtto. All members have been determined by the Board of Directors to be "independent" as defined under the NASDAQ Marketplace Rules.

Purpose and Duties. The Governance, Sustainability and Nominating Committee is responsible for identifying and recommending to the Board director nominees for the Board, recommending directors for appointment to committees and chairs, and ensuring that the size, composition, and practices of the Board best serve the Company and its shareholders, and overseeing the overall corporate governance of the Company and the Company's sustainability programs and initiatives. From time to time, the Committee may engage an independent firm to assist in identifying potential director nominees.

In evaluating candidates for nomination to serve on the Board, the Governance, Sustainability and Nominating Committee will assess the candidate's character and professional ethics, judgment, business experience, independence, understanding of the Company's or other related industries, and other factors deemed pertinent in light of the current needs of the Board. Each candidate will be recommended without regard to gender, race, age, religion or national origin. Specific qualities and skills established by the Committee for candidates, which are included in the Governance, Sustainability and Nominating Committee charter, include:

•	each candidate must be an individual that has consistently demonstrated the highest character and integrity;
•	each candidate must have demonstrated professional and managerial proficiency, an openness to new and unfamiliar experiences and the ability to work in a team environment;
•	each candidate must be free of any conflicts of interest which would violate applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
•	each candidate should possess substantial and significant experience which would be of particular relevance to the Company and its shareholders in the performance of the duties of a director; and
•	each candidate must demonstrate commitment to the responsibilities of being a director, including the investment of the time, energy, and focus required to carry out the duties of a director.

The Governance, Sustainability and Nominating Committee's responsibilities also include, but are not limited to: (1) regularly assessing the effectiveness of the Board, (2) annually reviewing the performance of each director, (3) determining whether any director conflicts of interest exist, (4) reviewing any director related party transactions, (5) periodically reviewing the Company's corporate governance policies, (6) ensuring the size, composition, and practices of the Board and its Committees are structured in a way that best serves the objectives and interests of the Company, the shareholders, and all primary constituents; and (7) reviewing, overseeing and monitoring the Company's strategies and efforts with respect to sustainability and corporate governance matters.

The Governance, Sustainability and Nominating Committee met four times during fiscal 2024. The Governance, Sustainability and Nominating Committee's charter can be viewed on the Corporate Governance page of the Company's website at https://americanwoodmark.com/investors/governance-documents.

Procedures for Shareholder Nominations of Directors

A shareholder of record may nominate a person or persons for election as a director at the 2025 Annual Meeting if any such nomination is submitted in writing to the Secretary of the Company in accordance with the Company's bylaws and is received in the Company's principal executive offices on or before March 12, 2025. The nomination must include the name and address of the director nominee and all the information set forth in Article II, Section 3 of our Bylaws.

Any shareholder nomination must also comply with the requirements of Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The Governance, Sustainability and Nominating Committee may subsequently request additional information regarding the director nominee or the shareholder making the nomination. The Chair of the Governance, Sustainability and Nominating Committee may refuse to acknowledge the nomination of any person not made in compliance with these procedures set forth in our Bylaws.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

As a leading manufacturer of cabinetry in the U.S., American Woodmark is committed to conducting business in a manner that incorporates effective environmental, social, and governance practices in order to improve our long-term sustainability and results. Our governance efforts are described throughout this Proxy Statement and our environmental and social practices are summarized below. As discussed elsewhere in this Proxy Statement, in May 2021 (fiscal 2022), we revised our Board committee charters to expressly charge the renamed Governance, Sustainability and Nominating Committee with oversight of our sustainability programs and initiatives and the renamed Compensation and Social Principles Committee with oversight of our policies and practices with respect to social principles, including human capital matters.

Health and Safety

Our associates’ safety is of utmost importance to American Woodmark. We are dedicated to maintaining and continuously improving the safety of our working environment both in our facilities and in the field. Safety performance and improvement is driven by management through the organization by cascading goals and scorecards at all levels. We have a comprehensive set of safety policies that govern how our facilities operate to meet and exceed OSHA standards. These policies govern all American Woodmark sites both in the U.S. and in Mexico. We maintain a corporate team of Environmental, Health & Safety (EH&S) professionals that work with local EH&S teams to ensure Safety remains top of mind, share best practices, and encourage continuous improvement. Each site maintains comprehensive safety rules, reaction plans, and invests in and employs technology where practicable to ensure our operations are safe and reduce risk.

These programs and activities have enabled us to continuously build upon our solid Safety foundation and improve through the years. We use two main metrics to evaluate our safety performance: Total Recordable Incidence Rate (OSHA’s TRIR) and Lost Time Rate (LTR). For our fiscal 2024 the TRIR was 1.4, 57% better performance than industry average, and the LTR was 0.5, 35% better performance than industry average. The national average in our industry for TRIR is 3.3 and 1.3 for LTR according to the U.S. Department of Labor.

American Woodmark Corporation
Total Recordable Incident Rate
4.0
3.0
2.0
1.0
0.0
1.4
1.6
1.4
3.3
2022
2023
2024
Industry Average

American Woodmark Corporation
Lost Time Incident Rate
1.5
1.3
1.0
0.8
0.5
0.3
0.0
0.5
0.8
0.5
1.3
2022
2023
2024
Industry Average

Environmental and Sustainability Matters

We recognize the potential impact of our operations on the environment as well as the potential impact of environmental issues on our operations. We have established Corporate Environmental, Health and Safety programs with the goal of ensuring compliance with all applicable local, state and federal environmental and safety laws and regulations, and we monitor our performance under these programs through formal agency audits as well as internal audits. We have a formal program in place to identify opportunities in our manufacturing facilities to eliminate or minimize the use of certain hazardous materials and we seek to employ leading technologies to reduce emissions from our manufacturing operations to the extent practicable. We have implemented recycling and energy efficiency programs throughout our organization in an effort to reduce our consumption of resources. These efforts include manufacturing processes that repurpose wood waste into saleable products or divert it to other industries in order to reduce waste. We encourage appropriate suppliers of hardwood and other wood products to participate in a sustainable forestry program through formal training and advocacy, and we require all of our suppliers to comply with applicable environmental and safety laws and regulations.

In recent years, we have vigorously embarked on a journey of commitments to Environmental and Sustainability at American Woodmark. We have established internal working teams to improve our efforts related to sustainability, environmental and social impact, developed internal scorecards to measure progress against our goals, increased the amount of environmental and sustainability information we share with the public and investment community, and developed a long-term vision for environmental sustainability.

We will continue on this path by doing the following:

•	Continuing to implement sustainability training for all team members;
•	Continuing to provide a safe and healthy working environment, striving to achieve a sub 1.00 incident recordable rate;
•	Implementing freight density improvement projects;
•	Reducing fossil fuel dependency; installing solar on our owned facilities;
•	Developing an internal certification program for our suppliers; and
•	Striving towards virtual elimination of waste through the Reduce, Reuse, and Recycle methodologies.

Social Matters

At American Woodmark, we believe the way we conduct our business and interact with our customers, our vendors, the communities in which we operate, and other stakeholders is driven by our core principles of Customer Satisfaction, Integrity, Teamwork and Excellence. We define these principles as follows:

•	Customer Satisfaction: Provide the best possible quality, service, and value to the greatest number of people by doing whatever is reasonable and sometimes unreasonable.
•	Integrity: Do what is right; act fairly and responsibly, care about the dignity of each person and be a good citizen within the community.
•	Teamwork: Understand that we must all work together in order to succeed. Realize that each person must contribute to the team to be part of the team.
•	Excellence: Strive to perform every job or action in a superior way. Be innovative, always helping others become the best they can be.

By living out these principles, we believe we will be best positioned to attract, develop and retain a diverse and well-qualified workforce and to conduct our business in a responsible, ethical and professional manner.

Diversity & Inclusion

At American Woodmark, people are our most important resource. We believe the most creative solutions emerge in an environment where all voices are heard, ideas are considered, innovative thinking is valued, and people can grow into their fullest potential. We are an equal opportunity employer and strive to create an environment free from discrimination and harassment and in which each employee is valued, treated with dignity and respect, and managed in an inclusive manner. We believe that a workplace that encourages the interaction of different perspectives and backgrounds creates superior solutions, approaches and innovations. Accordingly, we aim to foster a culture where each employee has an equal opportunity to thrive and advance their career and is therefore engaged and invested in our continued success. We also seek to leverage each employee's unique ideas and perspectives in order to better understand our markets and customers and otherwise improve our business and operations.

In recent years, we have made significant strides in advancing diversity and inclusion within American Woodmark. In 2020, when we established the Inclusion, Diversity, Equity, and Alignment team (IDEA) team to spearhead our D&I strategy, aligning with local initiatives driven by our Right Environment Councils (REC). Since then, we have implemented various company-wide initiatives, including D&I training for all employees, integrating diversity metrics into our organizational scorecards, adding a diversity and inclusion category to our annual engagement survey, establishing a Women in Operations mentorship program, and initiating open dialogue and increasing awareness through a quarterly podcast series.

Moving forward, we are committed to further refining our D&I strategy with the goal of enhancing our culture of inclusion while increasing the diversity of people, thought, and perspectives represented throughout our Company. Our objectives include:

•	Leverage strategic initiatives outlined in our Inclusion, Diversity & Alignment Roadmap to foster an inclusive environment.
•	Deliver advanced D&I education and awareness tailored for organizational leaders, centered on enhancing Psychological Safety, Emotional Intelligence, and Recognizing Unconscious Bias.
•	Evaluate and enhance internal programs and frameworks to identify and nurture talent across the organization.

Through these efforts outlined, we aim to cultivate a culture of inclusion where every individual has an equal opportunity to thrive, driving sustainable success for our company and communities alike.

Employee Training

At American Woodmark, we strive to attract, develop, and retain high-performing talent, and we support and reward employee performance. Employee training and development are critical components of our employee value proposition. Throughout the year, we invest a significant number of hours in onboarding, cultural, safety, regulatory, supervisory, and managerial training activities. Through these activities, as well as our tuition reimbursement programs, employee referral programs, succession planning, partnerships with local and national education institutions for the recruitment of direct hires, interns, executive development opportunities, formal and informal cross-training activities and other operational training offerings, we strive to establish American Woodmark as an organization dedicated to providing the training and development opportunities necessary to maintain a well-qualified workforce that upholds our social responsibilities by implementing our core principles on a daily basis.

Our training is designed and developed at the corporate and local site level in order to further our goals of enterprise alignment and local integration. We seldom adopt a "one and done" approach to training. Depending on the course, our training and development opportunities are offered on an on-demand, semi-annual, annual or biannual basis.

Leadership Engagement

Our leadership team is actively involved in the development of our employees at American Woodmark and is committed to their success. The leadership team also values employee feedback, offering several opportunities for engagement throughout the year:

•	Employee Engagement Survey – Employee feedback provides direction for action plans on communication, process improvement and culture change initiatives. Our employee engagement survey is launched on an annual basis.
•	Town hall meetings – Frequent video town hall meetings with the CEO to update the organization on the business as well as current events. This meeting also allows for Q&A.
•	Leadership Development Courses – Leadership engages in actively owning and facilitating key cultural courses at American Woodmark twice per year with a series of three leadership courses available to people leaders within the organization: Supervisory Development, Management Development and Leadership & Cultural Change.

Philanthropy & Community Engagement

American Woodmark is committed to being a socially responsible corporate citizen and giving back to the communities in which we operate. We support non-profit organizations that align with our Company’s values in the locations where our employees and customers work and live. We truly believe in order to care for and engage with our employees, we must care for and engage with the communities in which they live and work.

We maintain a scholarship fund, the Holcomb Scholarship, which is available to children of full-time American Woodmark employees preparing for post-secondary education. The purpose of the scholarship fund is to encourage scholarship, service and continued learning in the children of American Woodmark employees and to support the development of future leaders who may return to the communities in which we operate. We also fund the American Woodmark Foundation, a 501(c)(3) organization, which was formed in 1995 solely for the philanthropic purposes of sustaining our communities, enabling the work and mission of charitable organizations and ensuring that we are a good neighbor in each of the communities in which we operate. The Foundation has invested over $7 million since inception.

Most recently, we launched American Woodmark Cares, a fund created to help American Woodmark employees who are in need of immediate financial assistance following an unforeseen disaster or personal hardship. This fund is solely supported by company, employee and other outside tax-deductible donations and is administered by the Emergency Assistance Foundation. Also, given that we have a variety of operations across North America, we often utilize our Right Environment Councils to develop and implement our workforce and community engagement initiatives at the local level as opposed to relying solely on our corporate office to drive our engagement efforts. We believe this approach encourages increased employee engagement and better serves our communities.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis ("CD&A") contains information about the executive compensation program for our named executive officers ("NEOs") for fiscal year 2024 ("fiscal 2024"). Our NEOs for fiscal 2024 were the following:

•M. Scott Culbreth (President and Chief Executive Officer)
•Paul Joachimczyk (Senior Vice President and Chief Financial Officer)
•Robert J. Adams, Jr. (Senior Vice President, Manufacturing and Technical Operations)
•Dwayne L. Medlin (Senior Vice President, Remodel Sales)
•Kimberly G. Coldiron (Senior Vice President, Chief Human Resources Officer)

Executive Leadership Change

On February 22, 2024, Mr. Medlin and Ms. Coldiron were elected by our Board as executive officers of the Company following their promotions to senior vice president earlier in the fiscal year.

Compensation Principles

    The compensation provided to our senior leaders is driven by the following principles:

Aligned with shareholders - Compensation should align directly with the long-term interests of our shareholders. Our leaders are expected to be long-term shareholders.	Performance-Based - Compensation should be based on financial, operational, and cultural goals. The goals should be challenging, but achievable, in light of expected market conditions.
Company Focused - Our leaders' contributions to the overall performance of the business are more important than their individual performance. This rewards strong teamwork and alignment.	Simple Design - Our compensation plan should be easy to understand, measure, and communicate.
Properly Balanced Compensation Components - The elements of the compensation plan should properly balance short- and long-term pay, fixed and variable components, and quantitative and qualitative measures.

Competitive Pay - Overall target compensation should be competitive (market median) compared to similar roles at peer group companies to ensure we are able to attract, retain, and motivate excellent leaders.

The Company's Compensation Program Goal

The goal of the Company's compensation program, as administered by the Compensation and Social Principles Committee, is to facilitate the creation of long-term value for its shareholders by attracting, motivating and retaining qualified senior leaders. To this end, the Company has designed and administered the Company's compensation program to appropriately reward its executives for responsible sustained financial and operating performance, to align their interests with those of the Company's shareholders, and to encourage them to remain with the Company for long and rewarding careers. To achieve alignment with shareholder interests, the Company's compensation program provides significant, but appropriate, rewards for outstanding performance, as well as clear financial consequences for underperformance. The majority of the Company's senior executives' compensation is "at risk" in the form of annual and long-term incentive awards that are paid, if at all, based upon Company performance. While a significant portion of compensation may fluctuate with annual results, the total program is structured to emphasize long-term performance and sustained growth in shareholder value.

Key Considerations in Setting Pay

The following is a summary of the key considerations affecting the determination of compensation by the Compensation and Social Principles Committee for the Company's NEOs.

Performance-based Compensation. The majority of the targeted total compensation for the Company's NEOs is performance-based to achieve alignment with shareholder interests. Annual bonuses are only payable to NEOs if the Company achieves adjusted EBITDA, free cash flow, and individual goals in excess of specified threshold levels during its fiscal year. The majority of long-term incentives for our NEOs is tied to the Company's achievement of financial and cultural goals. The Company strives to establish challenging Company-wide targets that are appropriate given the expected level of performance given current and anticipated market conditions.

Balance of Long-Term Pay Opportunity versus Current Pay Opportunity. The Compensation and Social Principles Committee strives to provide an optimal balance between current and long-term compensation and cash versus equity compensation for the Company's executive officers. Current compensation is paid in cash in the form of a base salary and an annual bonus, primarily as a reward for recent performance, while long-term compensation is equity-based, to encourage and motivate the Company's executive officers to deliver excellent results over a longer period of time and to serve as a retention tool. The Compensation and Social Principles Committee has targeted a higher mix of long-term compensation as performance-based compensation for the Company's senior executive officers, including the NEOs.

Providing shareholders with an appropriate level of return on their investment is an important objective of the Company, the Board, and the Compensation and Social Principles Committee. As a result, performance that rewards the Company's shareholders factors prominently in the Compensation and Social Responsibility Committee's decisions about the type and amount of long-term compensation paid to the Company's executive officers.

Qualitative vs. Quantitative Factors. The Compensation and Social Principles Committee uses a broad range of both quantitative and qualitative factors to determine compensation. Quantitative factors are determined annually based upon the Company's overall goals and objectives. In general, qualitative factors include the executives' ability to build the organization and to lead the Company's attainment of its "CITE" principles of customer satisfaction, integrity, teamwork, and excellence. Additional qualitative factors considered by the Compensation and Social Principles Committee include the executives' contribution to achieving the Company's overall vision, the evaluation of the executives' performance against their stated objectives, their experience, their skill sets, and the breadth and scope of their responsibilities.

Significance of Company Results. The Compensation and Social Principles Committee believes that the NEOs' contributions to the Company's overall performance are more important than their individual performance. Accordingly, a significant portion of the annual bonus opportunity and the long-term incentive opportunity for our NEOs is dependent upon the Company's financial performance, including (in relation to the annual bonus) its adjusted EBITDA goals and free cash flow and (in relation to the long-term incentives) its adjusted earnings per share (EPS) and return on average equity for select years and return on invested capital in the current year grants.

Consideration of Compensation Risk. The Company's compensation programs are discretionary, balanced, and focused on the long-term. Under this structure, the highest amount of compensation can be achieved through consistent superior performance over sustained periods of time. This provides strong incentives to manage the Company for the long term, while avoiding excessive risk in the short term. The elements of the Company's variable compensation program are balanced among current cash payments and longer-term equity awards. The Company uses a mix of quantitative and qualitative performance measures to assess achievement for its RSU awards to avoid placing excessive weight on a single performance measure. Annual cash bonus payouts are targeted at 120% of base salary for Mr. Culbreth, 75% for Messrs. Joachimczyk and Adams, and 60% for Mr. Medlin and Ms. Coldiron, with a maximum potential bonus opportunity set at 167% of the target bonus for all. The Company has also adopted stock ownership guidelines under which its NEOs are expected to hold a significant amount of Company stock on an ongoing basis, which the Compensation and Social Principles Committee believes helps mitigate compensation-related risk by focusing the officers' attention and efforts on the long-term stock performance of the Company.

Use of Independent Compensation Consultants and Peer Group Data. The Compensation and Social Principles Committee retained an independent compensation consultant, Meridian Compensation Partners ("Meridian"), to assist the Compensation and Social Principles Committee in the fulfillment of its responsibilities. Meridian's engagement included evaluating the competitiveness of the Company's executive compensation program, which involved collecting compensation data regarding peer group companies. The Compensation and Social Principles Committee considers this data, among other factors, when it determines the components and amounts of total compensation that are appropriate for the NEOs. Meridian performs no other services for the Company other than those described in this section. The Compensation and Social Principles Committee has examined Meridian's relationship with the Compensation and Social Principles Committee members, the Company and the Company's management and has determined that Meridian's work has not raised any conflict of interest.

The Compensation and Social Principles Committee approved an updated Peer Group in fiscal 2023 that was used in designing fiscal 2024 executive compensation. The updated Peer Group includes:

JELD-WEN Holding, Inc.	HNI Corporation
Patrick Industries, Inc.	Simpson Manufacturing Co., Inc.
Fortune Brands Innovations, Inc.	PGT Innovations, Inc.
MillerKnoll, Inc.	Hillman Solutions Corp.
MasterBrand, Inc.	Apogee Enterprises, Inc.
Steelcase Inc.	Gibraltar Industries, Inc.
Advanced Drainage Systems, Inc.	The AZEK Company, Inc.
Griffon Corporation	Armstrong World Industries, Inc.
Masonite International Corporation	Quanex Building Products Corporation
Installed Building Products, Inc.	Trex Company, Inc.

Results of 2023 Say on Pay Vote. At the Company's Annual Meeting of Shareholders held on August 24, 2023, 97.7% of votes cast by its shareholders (excluding abstentions and broker non-votes) approved on an advisory basis the Company's executive compensation program as disclosed in its 2023 proxy statement. In light of the overwhelming support that the 2023 say-on-pay proposal received, the Compensation and Social Principles Committee did not make any specific changes to the fiscal 2024 executive compensation program in response to the vote.

Stock Ownership Guidelines. The Company has adopted guidelines for stock ownership by its NEOs. For Mr. Culbreth, the stock ownership guideline is equivalent to three times his base salary, and for Messrs. Joachimczyk, Adams, and Medlin and Ms. Coldiron, the stock ownership guideline is equivalent to their respective base salaries. Executive officers have three years to comply with the ownership requirements after becoming an executive officer or being promoted to a position with a higher ownership guideline. The Company determines the amount of Company stock its NEOs hold by including all shares of stock owned outright by the individual as well as earned but unvested RSUs, so that a minimum ownership of Company stock is achieved. As of April 30, 2024, all NEOs meet or are on track to meet the ownership guideline established by the Company.

Clawback Policy.  Effective October 1, 2023, the Board adopted a Clawback Policy (the “Clawback Policy”) in order to comply with Section 10D of the Exchange Act, Rule 10D-1 of the Exchange Act and the listing standards adopted by the Nasdaq Stock Market. The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers of the Company in the event that the Company is required to prepare an accounting restatement. Additionally, the Company includes a clawback provision in the terms of its employee RSU awards, authorizing the Company to cancel outstanding RSU awards or seek recovery of shares previously issued under RSU awards if the Company's financials are required to be restated during or within two years after the end of the applicable vesting period due to the Company's material noncompliance with federal securities laws. RSU awards are subject to clawback if the Committee determines that the awards would not have been earned or vested based on the restated financials or if the employee's misconduct contributed to the need for the restatement.

    Anti-Hedging and Anti-Pledging Policy. The Company prohibits employees and directors from engaging in hedging transactions involving the Company's stock, including the purchase of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. The Company also prohibits employees from holding the Company's stock in a margin account or pledging the Company's stock as collateral for any loan.

Elements of Compensation

The compensation program for executive officers for fiscal 2024 consisted of the following elements:

Elements available to most salaried employees:

•	base salary;
•	annual performance-based cash bonus;
•	annual employee profit sharing; and
•	retirement and health and welfare benefits.

    Elements available to the Company's NEOs, key managers, and selected employees:

•	long-term incentive awards in the form of RSUs.

    Elements available to NEOs and selected direct reports of the CEO:

•	supplemental long-term incentive awards consisting of performance-based RSUs and performance-based stock options; and
•	other benefits, which include the ability to purchase products at a discounted price, and a medical exam from a nationally recognized medical clinic.

    These compensation elements are described below:

    Base Salary. Base salary is intended to compensate the Company's executives for:

•	the scope of their responsibilities;
•	the complexity of the tasks associated with their position within the Company;
•	their role in modeling and teaching cultural imperatives;
•	their skill set; and
•	their performance.

    Base salaries for all executives have been competitively established based on salaries paid for like positions in comparably-sized companies in similar industries. When setting annual base salaries for the executives, the Compensation and Social Principles Committee targets approximately the 50th percentile of annual base salaries for similar positions in comparably sized companies. The companies used for comparison of base salaries may include additional companies from those used in the Company's Competitive Peer Group where other competitive factors or local market conditions warrant. These salaries are obtained by management periodically and reviewed by the Compensation and Social Principles Committee to assure continued competitiveness and are adjusted when necessary.

    During fiscal 2024, Mr. Culbreth's base salary increased 4%, from $900,000 to $936,000. Mr. Joachimczyk's base salary increased 6.25%, from $480,000 to $510,000. Mr. Adams's base salary increased 5%, from $464,288 to $487,502. Mr. Medlins's base salary increased 5% from $372,613 to $391,244. Ms. Coldiron's base salary increased 7% from $348,864 to $373,285. These salary increases are aligned to the market study performed by Meridian and their subsequent recommendations for compensation rates for comparably-sized companies.

Annual Cash Bonus. Annual cash bonuses are provided as an incentive to executives to achieve the Company's annual financial goals, and reflect the Compensation and Social Principles Committee's belief that a significant portion of the annual compensation of senior executives and other key employees should be contingent upon the financial performance of the Company. Annual bonus levels are established as a percentage of base salary. Jobs with greater spans of control and impact upon the Company's results have higher bonus percentages. For fiscal 2024, Mr. Culbreth was eligible for a target potential bonus opportunity equal to 120% of his fiscal year earned wages; Messrs. Joachimczyk and Adams were eligible for a target potential bonus opportunity equal to 75% of their respective fiscal year earned wages; and Mr. Medlin and Ms. Coldiron were eligible for a target potential bonus opportunity equal to 60% of their respective fiscal year earned wages. The maximum potential bonus award that can be earned if all metrics achieve superior performance is 167% of the target bonus for all NEOs.

Adjusted EBITDA, free cash flow and an individual component are utilized to measure Company performance for the bonus plan for nearly every employee in the Company, including our NEOs, due to their ease of understanding as simple, consistent, and important indicators of the Company's annual performance. We utilize free cash flow as a performance measure for the annual bonus plan as a measure of our ability to repay our debt obligations. The weightings of the three performance measures that we used for the fiscal 2024 annual bonus plan were as follows: adjusted EBITDA (60% weighting), free cash flow (20% weighting), and individual goals (20% weighting).

ANNUAL CASH BONUS GOAL WEIGHTINGS

20%
20%
60%
Free Cash Flow
Adjusted EBITDA
Individual Goals

    Company Goals. On an annual basis, the Compensation and Social Principles Committee establishes bonus goals for Company performance based upon a variety of factors including progress achieved towards critical elements of the Company's long-term strategy, prior year performance, and the external economic environment. As a result, Company-wide performance targets vary from fiscal year to fiscal year. The annual performance goals represent the expected range across the following three levels of performance:

•	"Threshold" representing the minimum level of achievement in order to qualify for a payout of 42% of the target award;
•	"Target" representing performance consistent with demanding expectations to qualify for a target payout; and
•	"Superior" representing outstanding performance against demanding expectations to achieve 167% of the target award.

Company performance falling between each performance level results in an interpolated percentage payout based upon a predetermined scale. No portion of the Company performance portion of annual bonuses are paid if the Company's performance is below the predetermined adjusted EBITDA and free cash flow thresholds.

Company performance targets are set sufficiently high to require excellent performance. In the last ten years, the Company has achieved superior performance one time, achieved between target and superior performance four times, achieved between threshold and target performance three times, and did not meet threshold performance two times. Performance goals for Company performance at the threshold, target and superior performance levels for fiscal 2024 are presented in the following table.

(dollar amounts in millions)	Fiscal 2024
	Goals			Actual
	Threshold	Target	Superior
Adjusted EBITDA (1)	$158.2	$210.0	$224.8	$252.8
Free Cash Flow (2)	$30.0	$60.0	$70.0	$138.5

(1)	Adjusted EBITDA is a non-GAAP financial measure. The Company defines adjusted EBITDA as net income determined in accordance with GAAP adjusted to exclude (1) income tax expense (benefit), (2) interest expense, net, (3) depreciation and amortization expense, net of amounts included in restructuring, (4) amortization of customer relationship intangibles and trademarks, (5) expenses related to the acquisition of RSI Home Products, Inc. ("RSI acquisition") and subsequent restructuring charges that the Company incurred related to the acquisition, (6) non-recurring restructuring charges, (7) stock-based compensation expense, (8) gain/loss on asset disposals, (9) change in fair value of foreign exchange forward contracts, (10) net gain/loss on debt forgiveness and modification, and (11) pension settlement charges.
(2)	Free cash flow is a non-GAAP financial measure. The Company defines free cash flow as cash flows from continuing operations less amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays.

Individual Goals. Individual goals are based on an assessment of each NEO's contributions towards individual goals established with the Committee in May 2023. Individual goals and their individual contributions to achieve the overall performance were assessed at superior given the Company's overall performance. The individual goals were established to be challenging, but achievable. The Committee evaluates performance against these goals specific to each NEO's responsibilities. Each of the NEO's performance for individual goals reached superior. These goals included the execution of our platform design strategy by opening a new facility in Monterrey, MX and adding a distribution center to our location in Hamlet, NC, driving reporting and working capital improvements, improving our customer experience metrics, improving engagement and participation scores in our annual survey and digital transformation efforts including the launch of our customer relationship management tool across all channels, completion of our ERP global design and start of the next phase of planning within our stock manufacturing facilities. These efforts support the Company strategy of Growth, Digital Transformation and Platform Design – “GDP” and were evaluated in addition to the overall performance of the business.

Fiscal 2024 Annual Bonus Results. The Company's actual performance for fiscal 2024 adjusted EBITDA and free cash flow exceeded the superior performance levels. This performance resulted in a Company performance percentage based upon the predetermined bonus scale of 167.0% of target. Accordingly, Mr. Culbreth earned an annual bonus of 200.0% of his fiscal year earned wages, Messrs. Joachimczyk and Adams each earned an annual bonus of 125.0% of their respective fiscal year earned wages, and Mr. Medlin and Ms. Coldiron each earned an annual bonus of 100.0% of their respective fiscal year earned wages.

Changes to Fiscal 2025 Annual Cash Bonus. For fiscal 2025, the Compensation and Social Principles Committee adjusted the annual cash bonus payout range to more closely align with the competitive market. Superior level performance will result in a payout of 200% of target, and performance at the threshold level will result in a payout of 50% of target. Consistent with the fiscal 2024 policies, performance below the threshold level will result in no payout for that measure.

Long-Term Incentive Awards. The Compensation and Social Principles Committee has established long-term incentive awards for the Company's executives and key managers with the objective of advancing the longer-term interests of the Company and its shareholders by directly aligning executive compensation with increases in the Company's stock price. These awards complement cash incentives tied to annual performance by providing incentives for executives to increase shareholder value over time. The Company's long-term incentive compensation program utilizes RSUs. RSUs are intended to focus the attention of executives on the achievement of the Company's long-term performance objectives, to align executive management's interests with those of shareholders, and to facilitate executives' accumulation of sustained ownership of Company stock.

In line with recommendations from Meridian, the NEOs with target performance may earn long-term incentive awards valued at approximately 210% of base salary for Mr. Culbreth, 90% for Messrs. Joachimczyk and Adams, and 65% for Mr. Medlin and Ms. Coldiron. With superior performance, each of the NEO's may earn a maximum potential long-term incentive at 167% of their respective target long-term incentives. All long-term incentive awards were approved by the Compensation and Social Principles Committee.

Restricted Stock Units. During fiscal 2024, Mr. Culbreth was awarded 58,990 RSUs, Mr. Joachimczyk was awarded 13,480 RSUs, Mr. Adams was awarded 13,040 RSUs, Mr. Medlin was awarded 4,190 RSUs, and Ms. Coldiron was awarded 3,920 RSUs. These RSUs consist of time-based and performance-based awards, and the performance-based RSUs vest upon the satisfaction of certain performance and cultural conditions.

The time-based RSUs represent approximately 35% of the total RSU grant, and one-third vests annually based on the executive's continued employment through the first, second, and third anniversaries of the grant date (retention award). The performance-based RSUs represent approximately 65% of the total RSU grant, and are based on the achievement of certain cultural goals (social representation, training compliance, succession planning and cultural development) for the period ending with the Company's 2026 fiscal year and certain annual performance goals (adjusted EPS and return on invested capital) for the Company's 2024, 2025, and 2026 fiscal years. The four cultural goals are evenly weighted and in total represent approximately 30% of the performance-based RSUs (approximately 20% of the total RSU award). The adjusted EPS and return on invested capital measures are evenly weighted and each represent approximately 70% of the performance-based RSUs (approximately 45% of the total RSU award). The performance-based RSUs vest based on the executive’s continued employment through the third anniversary of the grant date. Subject to satisfying the associated vesting conditions, each RSU represents the right to receive one share of the Company's common stock. The Compensation and Social Principles Committee believes that the RSU grants provide a form of long-term compensation that aids retention, encourages long-term value creation and aligns financial interests with the Company's shareholders. Each award is subject to accelerated vesting in certain circumstances, including the executive's retirement, death, disability or qualifying termination in connection with a change in control.

LONG-TERM INCENTIVE PLAN GOAL WEIGHTINGS
23%
35%
22%
5%
5%
5%
5%
Retention (35%)
Social Representation (5%)
Training Compliance (5%)
Succession Planning (5%)
Cultural Development (5%)
Adjusted EPS (22.5%)
Return on Invested Capital (22.5%)

The Company-wide performance criteria upon which the performance-based component of the RSU awards is based are established annually by the Compensation and Social Principles Committee. The Compensation and Social Principles Committee determined the performance criteria for fiscal 2024 in May 2023 and will determine the performance criteria for fiscal years 2025 and 2026 within 90 days after the start of each year based on the Company's annual operating plan for each year. The Company-wide performance criteria which the Compensation and Social Principles Committee established in May 2023 applies to the fiscal 2024 tranche of the performance-based RSU awards previously granted to the NEOs in fiscal year 2023 and 2022, as well. Beginning with fiscal 2024 grants, the Compensation and Social Principles Committee uses two performance measures for the performance-based RSUs, adjusted earnings per share (22.5% weighting) and return on invested capital (22.5% weighting), and has established threshold, target and superior performance goals for each measure. For grants prior to fiscal 2024, the Compensation and Social Principles Committee used two performance measures for the performance-based RSUs, adjusted earnings per share (22.5% weighting) and return on equity (22.5% weighting), and established threshold, target and superior performance goals for each measure. The target award for each annual tranche of the fiscal 2024, fiscal 2023, and fiscal 2022 performance-based RSUs is earned if performance is achieved at the target level. For performance at or above the superior level, 167% of the target award is earned. For performance at the threshold level, 42% of the target is earned. Specific performance goals for the fiscal 2024 tranche of the fiscal 2024, fiscal 2023, and fiscal 2022 performance-based RSUs and the Company's performance against these goals were as follows:

	Goals			Actual
	Threshold	Target	Superior	Performance
Performance Measure
Adjusted earnings per share (1)	$4.70	$6.20	$7.00	$8.53
Return on equity (fiscal 2023 and 2022 grants)	6.5%	9.2%	10.6%	13.0%
Return on invested capital (fiscal 2024 grant)	5.2%	7.0%	8.0%	9.4%

(1)	Adjusted earnings per share is a non-GAAP financial measure. The Company defines adjusted EPS as diluted earnings per share determined in accordance with GAAP adjusted to exclude the per share impact of (1) expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition, (2) non-recurring restructuring charges, (3) the amortization of customer relationship intangibles and trademarks, (4) net gain/loss on debt forgiveness and modification, (5) pension settlement charges, and (6) the tax benefit of RSI acquisition expenses and subsequent restructuring charges, the net gain/loss on debt forgiveness and modification, the amortization of customer relationship intangibles and trademarks and pension settlement charges.
(2)
Return on invested capital (ROIC) is a non-GAAP financial measure. The Company defines ROIC as net income plus interest expense, net of tax, divided by net debt (excluding current maturities), long-term leases, and total shareholders' equity.

    The Compensation and Social Principles Committee assessed the Company's overall achievement of the performance goals for fiscal 2024 at the superior level, meaning 167% of the target fiscal 2024 tranche of the fiscal 2024, fiscal 2023 and fiscal 2022 performance-based RSUs will be eligible to vest subject to each NEOs continued employment through the end of the applicable three-year vesting period for each award.

    The cultural-based component of the fiscal 2024 RSU awards may be earned based upon achievement with respect to four cultural achievement goals as determined by the Compensation and Social Principles Committee at the end of the three-year performance period, including (i) social representation, (ii) compliance with training goals, (iii) succession planning, and (iv) cultural development.

Fiscal 2024 RSUs

    Based on achievement of the fiscal 2024 performance goals at 100%, if the fiscal year 2025 and 2026 performance goals and the cultural goals are each earned at their target (60%) levels, and if Messrs. Culbreth, Joachimczyk, Adams, and Medlin and Ms. Coldiron remain continuously employed by the Company through June 2026, they will be eligible to vest in and receive 80.0% of their total fiscal 2024 RSU award, calculated as follows:

	Performance Attainment		Weighting Factor		Weighted Performance

FY24 Performance-Based Goals (Actual)	100%	X	15%	=	15.0%
FY25 Performance-Based Goals (Target)	60%	X	15%	=	9.0%
FY26 Performance-Based Goals (Target)	60%	X	15%	=	9.0%
Potential Earned and Vested Performance-Based RSUs					33.0%

Potential Earned and Vested Cultural-Based RSUs (Target)	60%	X	20%	=	12.0%

Potential Vested Retention RSUs	N/A				35.0%

Total Potential Vested Portion of RSU Awards					80.0%

    80.0% vesting would result in Messrs. Culbreth, Joachimczyk, Adams, and Medlin and Ms. Coldiron receiving 47,192, 10,784, 10,432, 3,352, and 3,136 shares, respectively, with respect to their fiscal 2024 RSU awards. If the fiscal 2025 and 2026 performance goals and the cultural goals were to be earned at their maximum (100%) levels, then the NEOs would be eligible to vest in and receive up to 100.0% of their fiscal 2024 RSU awards, subject to their continued employment through June 2026, or 58,900, 13,480, 13,040, 4,190, and 3,920 shares for Messrs. Culbreth, Joachimczyk, Adams, and Medlin and Ms. Coldiron, respectively.

Fiscal 2023 RSUs

    Based on achievement of the fiscal 2023 performance goals at 89.9% (as described in last year's proxy statement) and fiscal 2024 performance goals at 100% (as described above), if the fiscal 2025 performance goals and the cultural goals are each earned at their target (60%) levels, and if Messrs. Culbreth, Joachimczyk, Adams, and Medlin and Ms. Coldiron remain continuously employed by the Company through June 2025, they will be eligible to vest in and receive 84.5% of their total fiscal 2023 RSU award, calculated as follows:

	Performance Attainment		Weighting Factor		Weighted Performance

FY23 Performance-Based Goals (Actual)	89.9%	X	15%	=	13.5%
FY24 Performance-Based Goals (Actual)	100%	X	15%	=	15.0%
FY25 Performance-Based Goals (Target)	60%	X	15%	=	9.0%
Potential Earned and Vested Performance-Based RSUs					37.5%

Potential Earned and Vested Cultural-Based RSUs (Target)	60%	X	20%	=	12.0%

Potential Vested Retention RSUs	N/A				35.0%

Total Potential Vested Portion of RSU Awards					84.5%

    84.5% vesting would result in Messrs. Culbreth, Joachimczyk, Adams, and Medlin and Ms. Coldiron receiving 43,383, 10,848, 12,318, 3,354, and 3,050 shares, respectively, with respect to their fiscal 2023 RSU awards. If the fiscal 2025 performance goals and the cultural goals were to be earned at their maximum (100%) levels, then the NEOs would be eligible to vest in and receive up to 98.5% of their fiscal 2023 RSU awards, subject to their continued employment through June 2025, or 50,572, 12,645, 14,359, 3,910, and 3,555 shares for Messrs. Culbreth, Joachimczyk, Adams, and Medlin and Ms. Coldiron, respectively.

Fiscal 2022 RSUs

    Based on achievement of the fiscal 2022 performance goals at 0.0% (as described in the Company's 2022 proxy statement), fiscal 2023 performance goals at 89.9% (as described in last year's proxy statement), and achievement of the fiscal 2024 performance goals at 100% (as described above), and achievement of the cultural goals for the fiscal 2022 cultural-based RSUs at 89% (as discussed below), Messrs. Culbreth, Joachimczyk, Adams, and Medlin and Ms. Coldiron each vested in and received 81.3% of their total fiscal 2022 RSU awards, as calculated below:

	Performance Attainment		Weighting Factor		Weighted Performance

FY22 Performance-Based Goals (Actual)	0%	X	15%	=	0.0%
FY23 Performance-Based Goals (Actual)	89.9%	X	15%	=	13.5%
FY24 Performance-Based Goals (Actual)	100.0%	X	15%	=	15.0%
Earned and Vested Performance-Based RSUs					28.5%

Earned and Vested Cultural-Based RSUs (Actual)	89.0%	X	20%	=	17.8%

Vested Retention RSUs	N/A				35.0%

Total Vested Portion of RSU Awards					81.3%

    81.3% vesting resulted in Messrs. Culbreth, Joachimczyk, Adams, and Medlin and Ms. Coldiron receiving 21,118, 4,040, 5,284, 1,683, and 1,512 shares, respectively, with respect to their fiscal 2022 RSU awards.

The Compensation and Social Principles Committee determined that the cultural goals for the fiscal 2022 cultural-based RSUs were achieved at 89.0% of target, based on achievement of the representation goal for the three-year period ending with fiscal 2024 at 37.4%, achievement of the training compliance goal at 97.1%, and achievement of the succession planning and cultural development goals for the three-year period ending with fiscal 2024 at the superior level.

Supplemental Long Term Awards. During fiscal 2024, the Compensation and Social Principles Committee awarded supplemental long term incentive awards under the American Woodmark Corporation 2023 Stock Incentive Plan. The awards consisted of a combination of (i) performance-based stock options (“Performance-Based Options”), and (ii) performance-based RSUs. Both the Performance-Based Options and the RSUs are subject to performance conditions related to a three-year cumulative Adjusted EBITDA target through April 30, 2026 (the “Target”) determined by the Compensation and Social Principles Committee, and such executive’s continued employment through September 5, 2026. Assuming continued employment, the Performance-Based Options and RSUs both vest completely if the Target is achieved, but both will be completely forfeited if the Target is not achieved. If the Target is achieved, the Performance-Based Options will expire ten years from the grant date. The Performance-Based Options have an exercise price equal to the closing stock price on the date of grant. Under the supplemental long term incentive award, Mr. Culbreth was awarded 20,520 performance-based options and 6,840 RSUs, and Messrs. Joachimczyk, Adams, Medlin and Ms. Coldiron were each awarded 10,260 Performance-Based Options and 3,420 RSUs.

Changes to Fiscal 2025 Long-Term Incentive Grants

In fiscal year 2024, the Compensation and Social Principles Committee conducted a comprehensive review of the long-term incentive plan, comparing the current design to peer group practices, and approved several changes for fiscal 2025. Beginning with the fiscal 2025 grant, the long-term incentive award will be evenly weighted between time-based RSUs and performance-based RSUs at the target performance level. The performance-based RSUs will continue to measure adjusted EPS, Return on Invested Capital and cultural goals, though only two cultural goals will be included in the fiscal 2025 award (training compliance and engagement index). In addition, the award will include a cumulative performance goal based on adjusted EPS and Return on Invested Capital covering the three-year period on a cumulative basis, which will be set by the Compensation and Social Principles Committee at the time of grant. The Compensation and Social Principles Committee also adjusted the payout range for the performance-based RSUs to more closely align with the competitive market. Superior level performance will result in a 200% of target payout, and performance at the threshold level will result in a 50% of target payout. Performance below the threshold level will continue to result in no payout for that measure. No changes were made to the performance cycles or vesting terms.

Savings Plan

Most employees, including the NEOs, participate in the Company's Retirement Savings Plan. This plan has a profit-sharing component and a 401(k) component. The Company makes profit-sharing contributions, whereby for the first nine months of fiscal 2024, 5% of the Company's net income and for the last three months of fiscal 2024 3% of the Company's net income is contributed and divided equally among eligible employee 401(k) accounts in the form of Company stock. In addition, all employees may contribute up to 100% of their pay to 401(k) accounts on a pre-tax basis. For the first eight months of fiscal 2024, the Company provided matching contributions in cash equal to 100% of each employee's 401(k) contributions up to the first 4% of the employee's annual compensation. For the last four months of fiscal 2024, the Company provided matching contributions in cash equal to 100% of each employee's 401(k) contributions up to the first 4% of the employee's annual compensation and 50% of the next 2%, thus providing a 5% match. This is a tax-qualified plan and is subject to IRS compensation and other limitations. Company contributions to this plan for the NEOs for fiscal 2024 are included in the All Other Compensation column in the Summary Compensation Table.

Other Benefits

All of the NEOs are eligible to purchase the Company's products at a discounted price.

The Company places a priority on enabling its employees to take advantage of preventive health care. To this end, the Company offers subsidized medical benefits to substantially all of its employees, as well as the ability to take advantage of annual physical exams at low or no cost. The NEOs are eligible to receive a more extensive annual medical exam from a nationally recognized medical clinic at no cost to them.

Certain employees, including the NEOs, are eligible for relocation benefits.

Severance and Change in Control Agreements

Each of the NEOs has entered into an employment agreement with the Company that provides for severance benefits under certain termination scenarios, including termination in connection with a change in control. The Company believes these agreements are necessary in order to ensure the continuity of management and to allow executive officers to focus on serving the Company in a change in control situation without the distraction of concern for their employment. These agreements generally provide for severance benefits in the event of involuntary termination of employment without cause at any time during the term of the agreement, and certain enhanced benefits for termination without cause or termination by the executive for good reason within a certain period following a change of control. No payments are made if employment is terminated due to death, disability or cause. Each of these agreements provides that any unvested stock awards shall become fully vested in connection with a change in control of the Company only upon the occurrence of both a change in control and either involuntary termination of employment without cause or termination by the executive for good reason in connection with a change of control.

In developing the parameters for these agreements, the Compensation and Social Principles Committee utilized an independent compensation consultant and an analysis of peer companies. The Compensation and Social Principles Committee established these agreements with a goal of providing terms that are representative of the competitive market for like positions. Mr. Culbreth's employment agreement includes a longer severance period and a greater bonus payment percentage due to the greater span of control, accountability and ability to impact the Company's performance inherent in Mr. Culbreth's role as Chief Executive Officer.

The Company does not provide tax gross-ups to its NEOs for any Section 280G taxes resulting from a change in control. In lieu of receiving a tax gross-up, any golden parachute payments to these NEOs will be reduced until the excise tax no longer applies (unless the NEO would be in a better net after-tax position after paying the excise tax, in which case the payments would not be reduced, but the NEO still would not receive any gross-up).

Each NEO's employment agreement also contains restrictive covenants which specify confidentiality, non-solicitation, and non-competition with the Company in the event of termination. Further information regarding the terms and conditions of these agreements is found beginning on page 37, under the heading "Employment Agreements and Post-Employment Compensation Agreements."

Deductible Compensation of Executive Officers

Pursuant to Section 162(m) of the Code, non-grandfathered compensation payable to certain of our covered officers and former officers that exceeds $1 million per person in a given year is not deductible by the Company, regardless of whether it is performance-based. The Compensation and Social Principles Committee designs and administers our executive compensation programs in a manner that preserves its flexibility and recognizes a full range of performance criteria important to the Company's success, even where the compensation paid under such programs is not deductible under Section 162(m).

Summary Compensation Table

The following table sets forth for fiscal 2024, 2023, and 2022 the compensation for the NEOs.

	Fiscal			Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	All Other Compensation
Name & Principal Position	Year	Salary	Bonus	1	2	3	4	Total

M. Scott Culbreth	2024	$923,538	$—	$3,047,963	$937,354	$1,847,076	$24,903	$6,780,834
President and	2023	$900,000	$—	$2,096,515	$0	$1,549,800	$17,355	$4,563,670
Chief Executive Officer	2022	$786,557	$—	$1,445,358	$0	$—	$18,952	$2,250,867

Paul Joachimczyk	2024	$499,615	$—	$839,840	$468,677	$624,519	$24,442	$2,457,093
Senior Vice President and	2023	$469,615	$—	$524,230	$—	$505,447	$20,861	$1,520,153
Chief Financial Officer	2022	$379,634	$—	$276,541	$—	$—	$13,566	$669,741

Robert J. Adams	2024	$479,466	$—	$821,043	$468,677	$599,334	$30,027	$2,398,547
Senior Vice President	2023	$455,191	$—	$595,271	$—	$489,922	$31,650	$1,572,034
Value Stream Operations	2022	$421,203	$—	$361,618	$—	$—	$16,930	$799,751

Dwayne L. Medlin	2024	$385,512	$—	$442,982	$468,677	$365,113	$17,093	$1,679,377
Senior Vice President,
Remodel Sales

Kimberly G. Coldiron	2024	$365,771	$—	$431,448	$468,677	$338,887	$15,413	$1,620,196
Senior Vice President, Chief
Human Resources Officer

1
This column represents the grant date fair value of RSU awards calculated in accordance with FASB ASC Topic 718. For a discussion of the terms of the RSUs granted in fiscal 2024, see Restricted Stock Units beginning on page 25. Of the amounts reported in this column for fiscal 2024, $1,945,443 for Mr. Culbreth, $587,905 for Mr. Joachimczyk, $577,332 for Mr. Adams, $364,646 for Mr. Medlin, and $358,195 for Ms. Coldiron are attributable to performance-based and cultural-based RSU awards. These awards are reported based on the actual outcome of the performance conditions for fiscal 2024 and target achievement (60%) for Company performance for fiscal 2025 and 2026 and for the cultural-based RSUs. Assuming the highest level of performance will be achieved for the performance-based and cultural-based components of the grant in fiscal 2024, the amounts attributable to the performance-based and cultural-based RSUs would be: $2,575,439 for Mr. Culbreth, $731,868 for Mr. Joachimczyk, $716,596 for Mr. Adams, $409,394 for Mr. Medlin, and $400,049 for Ms. Coldiron. For information on the valuation assumptions with respect to the RSU grants for fiscal 2024, refer to Note H – Stock-Based Compensation in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended April 30, 2024.

2
This column represents the grant date fair value of stock options calculated in accordance with FASB ASC Topic 718 and will be determined based upon the probably outcome of any performance conditions. For a discussion of the terms of the stock options granted in fiscal 2024, see Supplemental Long Term Awards on page 29. These values reflect the Company's accounting expense and do not necessarily correspond to the actual value that will be realized by the NEOs. For information on valuation assumptions with respect to these stock option grants, refer to Note H – Stock-Based Compensation in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended April 30, 2024.

3	Amounts in this column reflect the annual cash incentive compensation paid to the NEOs for fiscal 2024, 2023, and 2022.
4	See the All Other Compensation table below for additional information.

All Other Compensation

    The following table describes each component of the amounts listed for fiscal 2024 in the All Other Compensation column in the Summary Compensation Table.

	Company Contributions to Retirement Savings Plan	Other
Name	1	2	Total
M. Scott Culbreth	$14,438	$10,465	$24,903
Paul Joachimczyk	$15,337	$9,105	$24,442
Robert J. Adams	$15,942	$14,085	$30,027
Dwayne L. Medlin	$15,545	$1,548	$17,093
Kimberly G. Coldiron	$14,874	$539	$15,413

1	These amounts represent matching 401(k) and profit-sharing contributions made to the NEOs' respective Retirement Savings Plan accounts.
2
These amounts reflect payments of insurance premiums paid for supplemental life insurance and costs associated with medical exams from a nationally recognized medical clinic. For Mr. Culbreth, $828 represents insurance premiums paid for supplemental life insurance and $9,637 represents costs associated with medical exams. For Mr. Joachimczyk, $828 represents insurance premiums paid for supplemental life insurance and $8,277 represents costs associated with medical exams. For Mr. Adams, $1,548 represents insurance premiums paid for supplemental life insurance and $12,537 represents costs associated with medical exams. For Mr. Medlin, $1,548 represents insurance premiums paid for supplemental life insurance. For Ms. Coldiron, $539 represents insurance premiums paid for supplemental life insurance.

Grants of Plan-Based Awards in Fiscal 2024

    The following table provides information about all equity and non-equity awards granted to the NEOs in fiscal 2024.

	Grant	Estimated Possible Payout Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Performance-Based and Cultural-Based Restricted Stock Units (# of Shares)			All Other Awards: Number of Restricted Stock Units	Stock Option Awards: No. of Securities Underlying Options	Price of Option Award	Grant Date Fair Value of Restricted Stock Unit and Option Awards
Name	Date	1			2			3	4	5	6
		Threshold	Target	Superior	Threshold	Target	Superior
M. Scott	n/a	$—	$1,108,246	$1,847,076
Culbreth	06/01/23				—	23,006	38,343	20,647			$2,519,983
	09/05/23				0	0	6,840	0			527,980
	09/05/23								20,520	$77.19	937,354

Paul	n/a	$—	$374,711	$624,519
Joachimczyk	06/01/23				—	5,257	8,762	4,718			$575,850
	09/05/23				0	0	3,420	0			263,990
	09/05/23								10,260	$77.19	468,677

	Grant	Estimated Possible Payout Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Performance-Based and Cultural-Based Restricted Stock Units (# of Shares)			All Other Awards: Number of Restricted Stock Units	Stock Option Awards: No. of Securities Underlying Options	Price of Option Award	Grant Date Fair Value of Restricted Stock Unit and Option Awards
Name	Date	1			2			3	4	5	6
		Threshold	Target	Superior	Threshold	Target	Superior
Robert J.	n/a	$—	$359,600	$599,334
Adams	06/01/23				—	5,086	8,476	4,564			$557,053
	09/05/23				0	0	3,420	0			263,990
	09/05/23								10,260	$77.19	468,677

Dwayne L.	n/a	$—	$231,307	$385,512
Medlin	06/01/23				—	1,634	2,723	1,467			$178,992
	09/05/23				0	0	3,420	0			263,990
	09/05/23								10,260	$77.19	468,677

Kimberly G.	n/a	$0	$219,463	$365,771
Coldiron	06/01/23				0	1,529	2,548	1,372			$167,458
	09/05/23				0	0	3,420	0			263,990
	09/05/23								10,260	$77.19	468,677

1
The amounts displayed in these columns reflect the threshold, target, and superior payouts under the fiscal 2024 Annual Cash Bonus program described in the Compensation Discussion and Analysis based upon annual salary rates as of the last day of fiscal 2024. The amounts actually paid under this program for fiscal 2024 are reflected in the Summary Compensation Table. Attainment of the Company-wide goals for adjusted EBITDA and free cash flow were the only determinants of the amount of bonus paid. Mr. Culbreth's potential bonus payment ranged from 0% to 200% of his ending fiscal 2024 earned wages, with a target of 120%. Messrs. Joachimczyk and Adams each had a potential bonus payment of 0% to 125% of their respective earned wages, with a target of 75%, and Mr. Medlin and Ms. Coldiron each had potential bonus payment of 0% to 100% of their respective earned wages, with a target of 60%. The Company's specific adjusted EBITDA and free cash flow goals for fiscal 2024 are described in the Compensation Discussion and Analysis beginning on page 23, under the heading "Company Goals".

2
These columns reflect the threshold, target, and superior potential number of shares of the Company's common stock that could be issued under performance-based and cultural-based RSUs that each NEO received during fiscal 2024. Based upon actual Company performance for fiscal 2024 and target achievement (60%) for Company performance for fiscal 2025 and 2026 and for the cultural-based RSUs, the actual numbers of shares that the NEOs may earn under the performance-based and cultural-based RSUs for the June 1, 2023 grant if they remain continuously employed through June 1, 2026 are: 26,545 for Mr. Culbreth, 6,066 Mr. Joachimczyk, 5,868 for Mr. Adams, 1,885 for Mr. Medlin, and 1,764 for Ms. Coldiron. The September 5, 2023 award is subject to performance conditions related to a three-year cumulative adjusted EBITDA target through April 30, 2026. If the NEOs remain continuously employed through September 5, 2026, they may earn the shares noted in the table above. If the executive terminates employment prior to the vesting date, and after the committee has completed its performance evaluation, due to retirement, death or disability, the executive receives a pro rata portion of the award based upon the executive's service from the grant date to the date of termination. At the time the grants are made, the potential payouts are performance-driven and, therefore, completely at risk. The Plan measurements for determining the number of earned RSUs are described in the Compensation Discussion and Analysis under the heading "Restricted Stock Units" beginning on page 25.

3
This column reflects the number of RSUs granted to each NEO during fiscal 2024 that were subject to service-based vesting conditions alone. These RSUs are payable on June 1, 2026 if the NEO remains continuously employed through that date. If the executive terminates employment prior to the vesting date due to retirement, death or disability, the executive receives a pro rata portion of the award based upon the executive's service from the grant date to the date of termination.

4
This column reflects the number of stock options granted in fiscal year 2024 to the named executive officers. These options cliff vest at the end of three years based on achievement of performance conditions related to a three-year cumulative adjusted EBITDA target through April 30, 2026, subject to the NEOs continued employment through September 5, 2026.

5	This column reflects the exercise price for the stock options granted, which was the closing price of the Company stock on the date of grant.
6
This column reflects the full grant date fair value of the RSUs and stock options granted in fiscal 2024 computed in accordance with FASB ASC Topic 718. The grant date fair value of the RSUs subject to performance-based and cultural-based vesting is calculated based upon actual Company performance for fiscal 2024 and target achievement (60%) for Company performance for fiscal 2025 and 2026 and for the cultural-based RSUs.

Outstanding Equity Awards at 2024 Fiscal Year-End

    The following table provides information on the equity awards made to NEOs that were outstanding as of April 30, 2024. This table includes all unvested RSUs. All unvested RSU awards shown in the table below are scheduled to vest on the third anniversary of the applicable grant date for each award. For additional information about the RSU awards, see the description of long-term incentive awards in the Compensation Discussion and Analysis on page 25.

	Grant	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Stock Option Exercise	Stock Option Expiration	Number of Restricted Stock Units that have Not Yet Vested	Market Value of Restricted Stock Units that have Not Yet Vested	Equity Incentive Plan Awards: Number of Unearned Restricted Stock Units that have Not Yet Vested	Equity Incentive Plan Awards: Market Value of Unearned Restricted Stock Units that have Not Yet Vested
Name	Date	Exercisable	Unexercisable	Price	Date	1	2	3	2

M. Scott	06/01/23					29,495	$2,715,900	29,495	$2,715,900
Culbreth	09/05/23					—	$—	6,840	$629,827
	09/05/23	—	20,520	$77.19	09/06/33
	06/01/22					32,599	$3,001,716	17,973	$1,654,954
	06/02/21					21,117	$1,944,453	—	$—

Paul	06/01/23					6,740	$620,619	6,740	$620,619
Joachimczyk	09/05/23					—	$—	3,420	$314,914
	09/05/23	—	10,260	$77.19	09/06/33
	06/01/22					8,151	$750,544	4,494	$413,808
	06/02/21					4,041	$372,095	—	$—

Robert J.	06/01/23					6,520	$600,362	6,520	$600,362
Adams	09/05/23					—	$—	3,420	$314,914
	09/05/23	—	10,260	$77.19	09/06/33
	06/01/22					9,256	$852,292	5,103	$469,884
	06/02/21					5,284	$486,551	—	$—

Dwayne L.	06/01/23					2,095	$192,908	2,095	$192,908
Medlin	09/05/23					—	$—	3,420	$314,914
	09/05/23	—	10,260	$77.19	09/06/33
	06/01/22					2,520	$232,042	1,390	$127,991

	Grant	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Stock Option Exercise	Stock Option Expiration	Number of Restricted Stock Units that have Not Yet Vested	Market Value of Restricted Stock Units that have Not Yet Vested	Equity Incentive Plan Awards: Number of Unearned Restricted Stock Units that have Not Yet Vested	Equity Incentive Plan Awards: Market Value of Unearned Restricted Stock Units that have Not Yet Vested
Name	Date	Exercisable	Unexercisable	Price	Date	1	2	3	2

	06/02/21					1,683	$154,971	—	$—

Kimberly G.	06/01/23					1,960	$180,477	1,960	$180,477
Coldiron	09/05/23					—	$—	3,420	$314,914
	09/05/23	—	10,260	$77.19	09/06/33
	06/01/22					2,291	$210,955	1,264	$116,389
	06/02/21					1,512	$139,225	—	$—

1
This column reflects the FY22 awards actually earned (scheduled to vest on June 2, 2024) and the unvested service-based component of the FY23 and FY24 awards (scheduled to vest on June 1, 2025 and June 1, 2026, respectively); the unvested FY23 and FY24 performance-based component that has been earned under the FY23 awards (scheduled to vest on June 1, 2025); and the unvested FY24 performance-based component that has been earned under the FY24 awards (scheduled to vest on June 1, 2026).

2	Based on the closing price per share of the Company's common stock as of the last day of fiscal 2024, April 30, 2024, which was $92.08.
3
This column reflects the unearned FY25 performance-based component and cultural component of the FY23 awards (scheduled to vest on June 1, 2025), the unearned FY25 and FY26 performance-based components and cultural component of the FY24 awards (scheduled to vest on June 1, 2026), and the unearned FY26 performance-based component of the FY24 awards (scheduled to vest on September 5, 2026), in each case at maximum performance.

RSUs Vested in Fiscal 2024

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting
	1	2
M. Scott Culbreth	15,462	$923,081
Paul Joachimczyk	1,789	$106,803
Robert J. Adams	9,001	$537,360
Dwayne L. Medlin	3,293	$214,375
Kimberly G. Coldiron	465	43,817

1	This column represents the gross number of shares of RSUs that vested, consisting of RSUs that were originally granted in June 2020 and February 2022 and which vested in June 2023 and February 2024.
2	This column represents the value of the RSUs that vested on the date the shares were transferred, which was the closing price of the Company stock on the transfer date.

Nonqualified Deferred Compensation

None of our NEOs participated in a nonqualified deferred compensation plan during fiscal 2024.

Employment Agreements and Post-Employment Compensation Arrangements

As of April 30, 2024, the Company had entered into employment agreements with Mr. Culbreth, Mr. Joachimczyk, Mr. Adams, Mr. Medlin, and Ms. Coldiron to fulfill the duties of each executive's respective position. These employment agreements provide for "double trigger" vesting of outstanding equity awards in connection with a change of control and do not provide for a tax gross-up for any golden parachute excise taxes.

The respective agreements specify a base salary for Mr. Culbreth of at least $700,000 per year, for Mr. Joachimczyk of at least $320,000 per year, for Mr. Adams of at least $254,101 per year, for Mr. Medlin of at least $391,244 per year, and for Ms. Coldiron of at least $373,284 per year, each subject to annual upward adjustments as the Company shall deem appropriate from time to time and as approved within general practice and authority levels required by the Compensation and Social Principles Committee.

Further, the NEOs are entitled to participate in the Company's annual incentive program with a maximum potential bonus of 200% of Mr. Culbreth's then current base salary, a maximum potential bonus of 125% of Mr. Joachimcyzk's and Mr. Adams' then current base salary, a maximum potential bonus of 100% of Mr. Medlin's and Ms. Coldiron's then current base salary, with Compensation and Social Principles Committee discretion to increase the amount of the maximum bonus. In each case, the actual amount of the bonus paid will be related to achievement of certain performance objectives set by the Compensation and Social Principles Committee at the beginning of each fiscal year. The employment agreements with Mr. Culbreth, Mr. Joachimczyk, Mr. Adams, Mr. Medlin, and Ms. Coldiron are for one-year terms that end on December 31 of each year and provide for an automatic one-year extension, unless either party to the agreement gives notice on or before November 1 of the preceding year.

Under these agreements, each executive is entitled to severance pay should his or her employment be terminated by the Company without cause or if the Company decides not to extend the term of the agreement. Mr. Culbreth would be entitled to severance pay for a period of 24 months, in an amount equal to two times the sum of (i) the greater of his annual base salary at the time of termination or the largest base salary in effect during the term of his agreement and (ii) 60% of the maximum eligible annual cash bonus for the year of termination. Mr. Joachimczyk, Mr. Adams, Mr. Medlin, and Ms. Coldiron are each entitled to severance pay for a period of 12 months, in an amount equal to one times the greater of their annual base salary at the time of termination or the largest base salary in effect during the term of the agreement. The length of Mr. Culbreth's severance pay period is longer than that of Mr. Joachimczyk, Mr. Adams, Mr. Medlin, and Ms. Coldiron, due to the greater span of control, accountability, and ability to impact the Company's performance inherent in Mr. Culbreth's role as Chief Executive Officer. The executives would also be entitled to receive subsidized COBRA coverage, and a tax gross-up with respect to such coverage, from the Company following their termination of employment, for a period of up to 18 months for Mr. Culbreth and up to 12 months for Mr. Joachimczyk, Mr. Adams, Mr. Medlin, and Ms. Coldiron. The employment agreements define "cause" as neglect of duty that is not corrected after 90 days' written notice, misconduct, malfeasance, fraud, or dishonesty which materially and adversely impacts the Company or its reputation, or conviction or entering a plea of nolo contendere to a felony or crime involving moral turpitude. Severance payments would be made in accordance with the Company's usual payroll practices for salaried personnel, subject to the requirements of Section 409A of the Code. Under the terms of these agreements, each executive has agreed to not compete with the Company both while they are employed and during the time they receive severance pay, and not to solicit its employees for a period of 12 months after the expiration of the agreements.

Each of the employment agreements for Mr. Culbreth, Mr. Joachimczyk, Mr. Adams, Mr. Medlin, and Ms. Coldiron provides certain benefits upon termination in connection with a change in control of the Company. The employment agreements define "change in control" as an acquisition by a third party of 30% or more of the outstanding Company stock; a change in the Company's Board of Directors, such that the current members and their approved successors cease to be a majority; a merger or other business combination following which the Company's pre-transaction shareholders cease to hold more than 50% of the Company's stock; or complete liquidation or dissolution of the Company or the sale or other disposition of substantially all of its assets. The agreements will remain in effect for 24 months after a change in control. If Mr. Culbreth terminates his employment for good reason within two years after a change in control, or if the Company terminates Mr. Culbreth's employment without cause within 3 months before or two years after a change in control, then he would receive a single lump sum payment equal to 2.99 times the sum of:

•	the greater of his annual base salary at the time of termination or the largest base salary in effect during the term of his agreement, and
•	an amount equal to 60% of the maximum eligible annual cash bonus.

    If Mr. Joachimczyk, Mr. Adams, Mr. Medlin, and Ms. Coldiron terminates his or her employment for good reason within one year after a change in control, or if the Company terminates Mr. Joachimczyk's, Mr. Adams', Mr. Medlin's, and Ms. Coldiron's employment without cause within three months before or one year after a change in control, then he or she would be entitled to a lump sum payment equal to two times the sum of:

•	the greater of his or her annual base salary at the time of termination, a change in control, or his or her largest base salary in effect during the term of his or her agreement, and
•	an amount equal to the greater of the average of bonuses paid for the three preceding fiscal years or 60% of his maximum eligible annual cash bonuses for the year of termination.

Each NEO would have good reason to terminate his or her employment if:

•	his or her base salary is reduced,
•	he or she is not in good faith considered for a bonus,
•	he or she is not in good faith considered for other executive compensation benefits,
•	his or her place of employment is relocated to a location further than 50 miles from his current place of employment, or
•	his or her working conditions or management responsibilities are substantially diminished (other than on account of disability).

If a NEO's employment is terminated without cause, or if the NEO terminates employment for good reason, on or at any time following the date of a change of control, then such officer's outstanding equity awards will become 100% vested. If the termination occurs prior to the date of a change of control but after a definitive agreement has been signed that would result in a change of control if the transaction contemplated by the agreement were consummated, then the executive will conditionally vest in any outstanding equity awards, subject to consummation of the change of control. If one of the NEOs were to terminate employment prior to the vesting date (and with respect to cultural and performance-based RSUs, after the Compensation and Social Principles Committee has completed its performance evaluation) due to retirement, death or disability, the executive would vest in and receive a prorated portion of their RSU awards based upon the executive's total service from the grant date through the date of termination. Retirement is defined as age 55 with at least 10 years of service.

The following table represents the payments that would have been made or value of benefits provided to Mr. Culbreth upon termination of his employment under various scenarios, if that event had occurred on April 30, 2024.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Retirement,Death, or	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	Disability	for Cause
Base Salary	$2,798,640	$1,872,000	$—	$—
Annual Bonus	$3,358,368	$2,246,400	$—	$—
COBRA Reimbursement	$17,958	$17,958	$—	$—
Accelerated RSU Vesting	$4,890,558	$—	$4,425,227	$—
Total	$11,065,524	$4,136,358	$4,425,227	$—

1	The cash payments would be triggered by termination of employment by Mr. Culbreth for good reason during the two-year period following a change in control or termination of his employment by the Company without cause within three months before or two years after a change in control. Mr. Culbreth's unvested RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Culbreth for good reason at any time on or after a change in control.

The following table represents the payments that would have been made or value of benefits provided to Mr. Joachimczyk upon termination of his employment under various scenarios, if that event had occurred on April 30, 2024.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Retirement,Death, or	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	Disability	for Cause
Base Salary	$1,020,000	$510,000	$—	$—
Annual Bonus	$612,000	$—	$—	$—
COBRA Reimbursement	$9,605	$9,605	$—	$—
Accelerated RSU Vesting	$684,002	$—	$981,716	$—
Total	$2,325,607	$519,605	$981,716	$—

1
The cash payments would be triggered by termination of employment by Mr. Joachimczyk for good reason within the one-year period after a change in control or termination of his employment by the Company without cause within three months before or one year after a change in control. Mr. Joachimczyk's unvested RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Joachimczyk for good reason at any time on or after a change in control.

The following table represents the payments that would have been made or value of benefits provided to Mr. Adams upon termination of his employment under various scenarios, if that event had occurred on April 30, 2024.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Retirement,Death, or	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	Disability	for Cause
Base Salary	$975,004	$487,502	$—	$—
Annual Bonus	$731,253	$—	$—	$—
COBRA Reimbursement	$17,011	$17,011	$—	$—
Accelerated RSU Vesting	$2,201,341	$—	$1,147,133	$—
Total	$3,924,609	$504,513	$1,147,133	$—

1	The cash payments would be triggered by termination of employment by Mr. Adams for good reason within the one-year period after a change in control or termination of his employment by the Company without cause within three months before or one year after a change in control. Mr. Adams' unvested RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Adams for good reason at any time on or after a change in control.

The following table represents the payments that would have been made or value of benefits provided to Mr. Medlin upon termination of his employment under various scenarios, if that event had occurred on April 30, 2024.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Retirement,Death, or	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	Disability	for Cause
Base Salary	$782,488	$391,244	$0	$0
Annual Bonus	586,866	0	0	0
COBRA Reimbursement	13,043	13,043	0	0
Accelerated RSU Vesting	1,869,761	0	341,750	0
Total	$3,252,158	$404,287	$341,750	$0

1
The cash payments would be triggered by termination of employment by Mr. Medlin for good reason within the one-year period after a change in control or termination of his employment by the Company without cause within three months before or one year after a change in control. Mr. Medlin's unvested RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Medlin for good reason at any time on or after a change in control.

The following table represents the payments that would have been made or value of benefits provided to Ms. Coldiron upon termination of her employment under various scenarios, if that event had occurred on April 30, 2024.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Retirement,Death, or	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	Disability	for Cause
Base Salary	$746,570	$373,285	$0	$0
Annual Bonus	559,928	0	0	0
COBRA Reimbursement	5,789	5,789	0	0
Accelerated RSU Vesting	1,854,015	0	310,540	0
Total	$3,166,302	$379,074	$310,540	$0

1
The cash payments would be triggered by termination of employment by Ms. Coldiron for good reason within the one-year period after a change in control or termination of her employment by the Company without cause within three months before or one year after a change in control. Ms. Coldiron's unvested RSUs will fully vest upon any termination by the Company without cause or termination by Ms. Coldiron for good reason at any time on or after a change in control.

Policies and Practices related to Option Grants

In recent years, the Company has not made option grants to its NEOs, but in fiscal 2024, the Compensation and Social Principles Committee did make supplemental awards to it NEOs which included Performance Based Options. The Compensation and Social Principles Committee did take into account the timing of the Company's public release of its first quarter results such that the Performance Based Options were awarded several days after filing the Current Report on Form 8-K announcing the Company's first quarter results and the Quarterly Report on Form 10-Q reporting the Company's first quarter results so that such results would be fully disseminated into the market prior to the pricing of the awards.

COMPENSATION AND SOCIAL PRINCIPLES COMMITTEE REPORT

The Compensation and Social Principles Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based upon its review and discussions with management, the Committee recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2024. This report is provided by the following independent directors, who comprise the Compensation and Social Principles Committee:

David A. Rodriguez, Chair
Andrew B. Cogan
James G. Davis, Jr.
Vance W. Tang

COMPENSATION AND SOCIAL PRINCIPLES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation and Social Principles Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

COMPANY'S COMPENSATION POLICIES AND PRACTICES RELATING TO RISK MANAGEMENT

    The Compensation and Social Principles Committee oversees management's evaluation of whether the Company's employee compensation policies and practices pose any risks that are reasonably likely to have a material adverse effect on the Company. In conducting this evaluation, management reviews the Company's overall compensation structure and may take into account such factors as the overall mix of compensation, the performance metrics that are used under the Company's employee incentive programs, the length of the performance periods under such programs, and the overall business risk of the Company. Management undertakes such a review periodically at the Compensation and Social Principles Committee's direction and reports to the Compensation and Social Principles Committee any finding that a risk related to the Company's compensation structure may exist, as well as any factors which may mitigate the risk posed by the particular compensation policy or practice. The Company has determined that there are currently no risks arising from its compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.

NON-MANAGEMENT DIRECTORS' COMPENSATION

The Company's non-management director compensation program has the following objectives:

•	compensation should fairly pay non-management directors for work required for the Company's size and scope,
•	compensation should align non-management directors' interests with the long-term interests of shareholders, and
•	the structure of the compensation should be simple, transparent, and easy for shareholders to understand.

Non-management directors' compensation includes the following compensation elements:

Cash Director Fees. The annual cash retainer paid to non-management directors is $85,000 per year. The Non-Executive Chair of the Board receives an additional annual retainer of $125,000 per year, the Audit Committee Chair receives an additional annual retainer of $20,000 per year, the Compensation and Social Principles Committee and Governance, Sustainability and Nominating Committee Chair each receive an additional annual retainer of $15,000 per year. Directors who are also employees of the Company receive no additional compensation for their services on the Board. All directors are reimbursed for out-of-pocket costs incurred for travel and other expenses incurred for attending Board and committee meetings.

Stock Compensation. During fiscal 2024, non-employee directors were each awarded 1,830 RSUs under the 2023 Stock Incentive Plan ("Director RSUs"). Under the terms of the Director RSUs, granted September 5, 2023, if the recipients continuously serve as directors of the Company through September 5, 2024, then they will receive 1,830 shares of the Company's common stock. If a director leaves the Board for any reason prior to September 5, 2024, he or she will receive a pro-rata number of shares based on his or her days of service. Upon a change of control of the Company, each non-employee director will receive the full number of shares issuable under the RSUs if he or she continues to serve until the date of the change of control.

Stock Ownership Guidelines. Effective August 2019, the Board of Directors has adopted guidelines for stock ownership by its non-management directors. The stock ownership guideline for non-management directors is equivalent to five times the annual cash retainer. Non-management directors have 5 years from the later of the date they are first elected or appointed to the Board or the date the ownership guidelines went into effect in August 2019 to meet the ownership guideline established by the Board of Directors. The Company determines the amount of Company stock its non-management directors hold by including all shares of Company stock owned outright by the individual as well as unvested RSUs. As of April 30, 2024, all non-management directors met or were on pace to meet the ownership guidelines.

The following table sets forth the compensation earned by or paid to the Company's non-management directors during fiscal 2024.

	Director Fees Paid In Cash	Director RSUs
Name of Director	1	2	Total
Latasha M. Akoma	$77,500	$146,583	$224,083
Andrew B. Cogan	$77,500	$146,583	$224,083
James G. Davis, Jr.	$92,500	$146,583	$239,083
Daniel T. Hendrix	$97,500	$146,583	$244,083
Philip D. Fracassa	$21,250	$—	$21,250
David A. Rodriguez	$92,500	$146,583	$239,083
Vance W. Tang	$202,500	$146,583	$349,083
Emily C. Videtto	$77,500	$146,583	$224,083

1	This column reflects the amount of cash compensation earned during fiscal 2024 for Board and committee service.
2
This column represents the dollar amounts of the aggregate grant date fair value of the Director RSUs granted during fiscal 2024 in accordance with FASB ASC Topic 718. These grants were all made on September 5, 2023, and the grant date fair value at the time of the grant is the number of Director RSUs multiplied by the closing price of the Company's stock on the date of grant, which was $77.19. As of April 30, 2024, each director held 4,120 unvested RSUs, with the exception of Mr. Fracassa who did not hold any unvested RSUs.

Pay Ratio Disclosure

    In accordance with rules adopted by the Securities and Exchange Commission ("SEC"), the Company is required to disclose the ratio of the annual total compensation of the employee with the median of the annual total compensation of all employees ("Median Employee") to the annual total compensation of the principle executive officer ("PEO").

    The Company's PEO is Mr. Culbreth. We identified the Median Employee by examining the total taxable compensation for calendar year 2022, as reported on W-2 statements for US employees or the equivalent for non-US employees, for all employees, excluding our PEO, who were employed by us on February 1, 2023. As of February 1, 2023, we had approximately 9,296 employees, including full-time and part-time permanent employees as well as seasonal or temporary employees, but excluding any temporary workers employed by a third party (i.e., "leased workers"). We annualized the compensation for any full-time permanent employees hired during calendar year 2022, but not for any part-time permanent employees or seasonal or temporary employees. We calculated the Median Employee's fiscal 2022 annual total compensation using the same methodology as that used in the Summary Compensation Table for Mr. Culbreth. We included the value of employer paid health benefits for both the Median Employee and Mr. Culbreth.

    The ratio of the annual total compensation of our PEO to the annual total compensation of our Median Employee for fiscal 2024 is as follows:

Median Employee Annual Total Compensation	$49,529
PEO Annual Total Compensation	$6,795,021
Ratio of PEO to Median Employee Annual Total Compensation	137.2:1

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The SEC's rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K under the Exchange Act, we are providing the following information about the relationship between compensation actually paid (“CAP”) as calculated pursuant to Item 402(v) and performance. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K and does not necessarily reflect value actually realized by the executives or how the Compensation and Social Principles Committee evaluates compensation decisions in light of Company or individual performance. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, see “Compensation Discussion and Analysis” above.

							Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for first PEO[1]	Summary Compensation Table Total for second PEO[1]	Compensation Actually Paid to first PEO[2]	Compensation Actually Paid to second PEO[2]	Average Summary Compensation Total for Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs[4]	Total Share-holder Return[5]	S&P Household Durables Total Share-holder Return[6]	Net Income (thou-sands)[7]	Adjusted EBITDA (thou-sands)[8]
2024	$6,780,834	n/a	$11,949,558	n/a	$2,038,803	$2,846,447	79.10%	145.40%	$116,216	$252,773
2023	$4,563,670	n/a	$5,133,276	n/a	$1,341,924	$1,517,618	(1.70)%	84.60%	$93,723	$240,379
2022	$2,250,867	n/a	$(43,926)	n/a	$810,123	$113,734	(8.90)%	49.90%	$(29,722)	$137,957
2021	$2,942,333	$4,076,674	$4,183,505	$(110,210)	$1,078,893	$1,341,850	93.50%	96.70%	$61,193	$226,504

1
During fiscal 2021, two individuals served as the Company’s Principal Executive Officer (“PEO”). The first PEO included in the table for 2024, 2023, 2022 and 2021 is Mr. Culbreth. The second PEO is S. Cary Dunston for 2021. Mr. Culbreth succeeded Mr. Dunston when he retired as the Company’s PEO on July 9, 2020. Mr. Culbreth served as the Company’s Senior Vice President and Chief Financial Officer until Mr. Dunston’s retirement.

2
The dollar amounts reported represent the amount of CAP to the first PEO (for 2024, 2023, 2022 and 2021) and the second PEO (for 2021), as computed in accordance with SEC rules. See CAP Reconciliation Table below for information on adjustments made to the applicable total compensation disclosed in the Summary Compensation Table.

3
The dollar amounts reported represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Culbreth (for 2024, 2023, 2022 and 2021) and Mr. Dunston (for 2021) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs for the applicable years were as follows: fiscal 2024 - Mr. Joachimczyk, Mr. Adams, Mr. Medlin, and Ms. Coldiron; fiscal 2023 and 2022 - Mr. Joachimczyk, Mr. Adams, and Teresa M. May; and 2021 - Mr. Joachimczyk, Mr. Adams, Teresa M. May, and R. Perry Campbell.

4
The dollar amounts reported represent the average amount of CAP to the NEOs as a group (excluding Mr. Culbreth (for 2024, 2023, 2022 and 2021) and Mr. Dunston (for 2021). See CAP Reconciliation Table below for information on adjustments made to the applicable total compensation disclosed in the Summary Compensation Table.

5
Cumulative total shareholder return (“TSR”) is calculated based on a hypothetical $100 investment beginning at the market close on the last trading day before fiscal 2021. The TSR is reported on a cumulative basis over fiscal 2021-2024. Specifically, TSR for fiscal 2021 in the table will represent TSR over fiscal 2021. TSR for fiscal 2022 will represent the cumulative TSR over fiscal 2021 and fiscal 2022. TSR for fiscal 2023 will represent the cumulative TSR over fiscal 2021, 2022 and 2023. TSR for fiscal 2024 will represent the cumulative TSR over fiscal 2021, 2022, 2023 and 2024.

6	Represents the S&P Household Durables TSR.
7	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

8	Adjusted EBITDA is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income determined in accordance with GAAP adjusted to exclude, (1) income tax expense, (2) interest expense, net, (3) depreciation and amortization expense, net of amounts included in restructuring, (4) amortization of customer relationship intangibles and trademarks, (5) expenses related to the RSI acquisition and subsequent restructuring charges that the Company incurred related to the acquisition, (6) non-recurring restructuring charges, (7) stock-based compensation expense, (8) gain/loss on asset disposals, (9) change in fair value of foreign exchange forward contracts, and (10) net gain/loss on debt forgiveness and modification. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

CAP Reconciliation Table

	FY 2024
	PEO ($)	Average for Other NEOs ($)
Summary Compensation Table Total	$6,780,834	$2,038,803
Adjustments
Subtract: Reported value of equity awards (1)	3,985,317	1,102,505
Add: Year end fair value of outstanding equity awards granted in covered year (2)	6,061,626	1,112,096
Add: Change in fair value of outstanding equity awards granted in prior years and unvested at year end (3)	2,979,392	754,902
Add: Change in vesting date fair value of equity awards granted in prior years that vested in covered year (4)	141,941	49,526
Subtract: Fair value at end of prior year of equity awards that failed to meet vesting conditions in covered year (5)	28,918	6,375
Total Adjustments	5,168,724	807,644
Compensation Actually Paid	$11,949,558	$2,846,447

1	This line represents the total of the amounts reported in the “Stock Awards” and "Option Awards" columns in the Summary Compensation Table for the applicable year.
2	This line represents the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the covered fiscal year.
3	This line represents the amount of change in fair value as of the end of the applicable year from the end of the prior fiscal year of any equity awards granted in prior years that are outstanding and unvested as of the end of the applicable year.
4	This line is for equity awards granted in prior years that vest in the applicable year, and for the applicable year, is equal to the change in fair value as of the vesting date of the respective equity award from the end of the prior fiscal year.
5	This line is for equity awards granted in prior years that failed to vest in the applicable year, and for the applicable year, is equal to the fair value at the end of the prior fiscal year.

Financial Performance Measures

As described in greater detail under “Compensation Discussion and Analysis” above, the Company’s executive compensation program reflects a variable pay‑for‑performance philosophy. The metrics we use for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures we used to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance are as follows:

•	Adjusted EBITDA;
•	Free Cash Flow;
•	Adjusted Earnings Per Share; and
•	Return on Invested Capital.

Analysis of the Information Presented in the Pay versus Performance Table

We believe the “Compensation Actually Paid” in each of the years reported above and over the three-year cumulative period are reflective of the Compensation and Social Principles Committee’s philosophy to create and reinforce a pay for performance culture. As described in the CD&A above, a significant portion of annual target compensation awarded to NEOs is compensation at risk because it is dependent on the Company’s performance against pre-established performance goals under our Annual Incentive Plan, including our adjusted EBITDA, free cash flow, adjusted earnings per share, and return on equity performance. The amounts reflected as “Compensation Actually Paid” represents a new required calculation of compensation that differs significantly from the Summary Compensation Table calculation of compensation, primarily as it relates to equity valuations. The Compensation Actually Paid calculation also differs from the way in which the Compensation and Social Principles Committee views annual compensation decisions, as discussed in the CD&A. The amounts shown in the tables above are calculated in accordance with SEC rules and may not reflect actual amounts paid or earned by the NEOs, including with respect to equity awards that remain subject to forfeiture if vesting conditions are not satisfied.

The charts below show the relationship between “Compensation Actually Paid” to the Company’s PEOs and NEOs in fiscal 2022, 2023 and 2024, respectively, calculated under the SEC rules and the Company’s TSR, S&P Household Durables TSR, the Company’s Net Income and its Adjusted EBITDA:

CAP versus Net Income
$20,000
$10,000
$—
$(10,000)
CAP ($000
$240,000
$120,000
$—
$(120,000)
Net Income ($000)
FY2021
FY2022
FY2023
FY2024
First PEO
Second PEO
Average for Other NEOs
Net Income

CAP versus Adjusted EBITDA
$16,000
$—
$(16,000)
CAP ($000)
$280,000
$200,000
$120,000
Adjusted EBITDA ($000)
FY2021
FY2022
FY2023
FY2024
First PEO
Second PEO
Average for Other NEOs
Adjusted EBITDA

CAP versus TSR and S&P Durables TSR
$16,000
$—
$(16,000)
CAP ($000)
200.00%
—%
(200.00)%
TSR (%)
FY2021
FY2022
FY2023
FY2024
First PEO
Second PEO
Average for Other NEOs
TSR
S&P Durables TSR

SECURITY OWNERSHIP

Share Ownership of Directors and Executive Officers

    The following table sets forth information regarding shares of the Company's common stock beneficially owned as of June 17, 2024, by (1) each director and director nominee of the Company, (2) each of the Company's NEOs (as identified in the "Summary Compensation Table"), and (3) the Company's current directors and executive officers as a group. Unless otherwise noted, and to the best knowledge of the Company, each of the shareholders listed below has sole voting power and sole investment power with respect to the number of shares set forth opposite the shareholder's name.

Name	Number of Shares Beneficially Owned	Aggregate Percent of Class
Vance W. Tang (1)	56,884	*
M. Scott Culbreth	44,937	*
James G. Davis, Jr. (2)	27,123	*
Robert J. Adams	18,352	*
Andrew B. Cogan (3)	11,562	*
Daniel T. Hendrix (4)	10,220	*
Paul Joachimczyk	6,787	*
Dwayne L. Medlin	5,806	*
David A. Rodriguez (5)	5,172	*
Emily C. Videtto (6)	3,580	*
Latasha M. Akoma (7)	2,390	*
Kimberly G. Coldiron	1,714	*
Philip D. Fracassa	600	*
All current directors and executive officers as a group (13 persons) (8)	195,127	1.3%

*	Indicates less than 1%.
(1)
Includes 9,664 shares held by Mr. Tang as Trustee for the Tang Family Trust, for which Mr. Tang has shared voting and dispositive power. Includes 2,290 shares that may be acquired upon the conversion of RSUs within 60 days after June 17, 2024 if Mr. Tang continuously serves on the board of directors through the maturity date for the RSUs.

(2)
Includes 2,290 shares that may be acquired upon the conversion of RSUs within 60 days after June 17, 2024 if Mr. Davis continuously serves on the board of directors through the maturity date for the RSUs.

(3)
Includes 2,290 shares that may be acquired upon the conversion of RSUs within 60 days after June 17, 2024 if Mr. Cogan continuously serves on the board of directors through the maturity date for the RSUs.

(4)
Includes 2,290 shares that may be acquired upon the conversion of RSUs within 60 days after June 17, 2024 if Mr. Hendrix continuously serves on the board of directors through the maturity date for the RSUs.

(5)
Includes 2,290 shares that may be acquired upon the conversion of RSUs within 60 days after June 17, 2024 if Mr. Rodriguez continuously serves on the board of directors through the maturity date for the RSUs.

(6)
Includes 2,290 shares that may be acquired upon the conversion of RSUs within 60 days after June 17, 2024 if Ms. Videtto continuously serves on the board of directors through the maturity date for the RSUs.

(7)
Includes 2,290 shares that may be acquired upon the conversion of RSUs within 60 days after June 17, 2024 if Ms. Akoma continuously serves on the board of directors through the maturity date for the RSUs.

(8)
Includes 16,030 shares that may be acquired upon the conversion of RSUs within 60 days after June 17, 2024 if the director continuously serves on the board of directors through the maturity date for their respective RSUs.

Share Ownership of Principal Beneficial Owners

    The following table sets forth information regarding shares of the Company's common stock beneficially owned by each shareholder the Company believes to own more than 5% of the Company's outstanding common stock.

Name	Number of Shares Beneficially Owned	Aggregate Percent of Class (5)

BlackRock, Inc. (1)	2,853,706	18.3%
50 Hudson Yards
New York, NY 10001

The Vanguard Group (2)	1,691,081	10.8%
100 Vanguard Blvd.
Malvern, PA 19355

Dimensional Fund Advisors LP (3)	1,206,036	7.7%
6300 Bee Cave Road, Building One
Austin, TX 78746

Cooke & Bieler LP (4)	889,270	5.7%
2001 Market Street, Suite 4000
Philadelphia, PA 19103

(1)
The beneficial ownership information for BlackRock, Inc. is based upon the Schedule 13G/A filed with the SEC on January 19, 2024, which indicated the BlackRock, Inc. has sole voting power over 2,789,707 shares and sole dispositive power over 2,853,706 shares.

(2)
The beneficial ownership information for The Vanguard Group is based upon the Schedule 13G/A filed with the SEC on February 13, 2024, which indicated that The Vanguard Group has no sole voting power but has shared voting power for 21,572 shares, sole dispositive power for 1,652,812 shares and shared dispositive power for 38,269 shares.

(3)
The beneficial ownership information for Dimensional Fund Advisors LP is based upon the Schedule 13G filed with the SEC on February 9, 2024, which indicated that Dimensional Fund Advisors LP has sole voting power for 1,186,358 shares and sole dispositive power for all 1,206,036 shares.

(4)
The beneficial ownership information for Cooke & Bieler LP is based upon the Form 13G/A filed with the SEC on February 13, 2024, which indicated that Cooke & Bieler LP has shared voting power for 693,725 shares and shared dispositive power for 889,270 shares.

(5)	Percentage calculated based on the number of shares of Company common stock outstanding as of the record date for the Annual Meeting.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company's directors and officers and persons who beneficially own more than 10% of the Company's common stock to file with the SEC reports of initial ownership and changes in ownership of the Company's common stock.

Based upon the Company's review of Forms 3, 4, and 5 (and amendments thereto) filed with the SEC during or with respect to the Company's fiscal year ended April 30, 2024, and written representations from the Company's directors and executive officers that no Forms 5 were required to be filed by those persons for that fiscal year, the Company is not aware that any director, executive officer, or 10% shareholder failed to file in a timely fashion any such reports.

CERTAIN RELATED PARTY TRANSACTIONS

The Company has written policies concerning related party transactions and potential conflicts of interests. These policies describe the types of transactions and relationships that may qualify as related party transactions or give rise to potential conflicts of interests. All officers and directors, as well as employees who exercise substantial discretionary authority in the performance of their duties, are required to complete an annual questionnaire describing any potential conflicts of interest and certify their compliance with the Company's policies. These responses are reviewed by the Audit Committee. As required by their respective charters, both the Audit Committee and the Governance, Sustainability and Nominating Committee have the responsibility to review related party transactions. The Audit Committee is responsible for the review and approval of all related party transactions and the Governance, Sustainability and Nominating Committee must review and approve related party transactions involving directors. In addition, the Governance, Sustainability and Nominating Committee also is responsible for the review of any potential conflicts of interest involving employees, officers or directors as defined in the Code, which is maintained on the Governance Documents page of the Company's website at
https://americanwoodmark.com/investors/governance-documents. There have been no related party transactions since the beginning of fiscal 2024 and none are currently proposed.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2024 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed the Company's unaudited quarterly financial statements and the audited annual financial statements for the fiscal year ended April 30, 2024, with management and Ernst and Young LLP (EY), the Company's independent registered public accounting firm, who was responsible for expressing its opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles, and the effectiveness of the Company's internal control over financial reporting. The Audit Committee discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, the Audit Committee discussed with

EY the firm's independence from management and the Company, including matters in the written disclosures and letter from EY to the Committee required by the PCAOB.

    The Committee discussed and approved the audit scopes and plans of the Company's internal auditor and EY for their respective audits. The Audit Committee met with the Company's internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements as of and for the fiscal year ended April 30, 2024, be included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2024. The Audit Committee has selected EY as the Company's independent registered public accounting firm to audit the Company's financial statements for fiscal 2025 and the Board of Directors has submitted the selection of EY for ratification by the shareholders at the Annual Meeting.

Daniel T. Hendrix, Chair
Latasha M. Akoma
Philip D. Fracassa
Vance W. Tang
Emily C. Videtto
Independent Auditor Fee Information

    Fees for professional services provided by EY, the Company's independent registered public accounting firm at the time the Company's Annual Report on Form 10-K for the fiscal years ended April 30, 2024 and 2023, in each of the following categories were:

	2024	2023
Audit and Audit-Related Fees	$1,660,000	$1,725,000
Tax Fees	$29,729	135,000
All Other Fees	$5,200	5,200
Total	$1,694,929	$1,865,200

Audit and Audit-Related Fees include fees associated with the annual audit of the Company's financial statements and internal control over financial reporting, as well as reviews of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, comfort letters, and other regulatory filings.

    Tax Fees include fees pertaining to tax compliance, tax advice, tax consulting, and tax planning.

All Other Fees include fees pertaining to access to EY's Global Accounting and Auditing Information Research Tool.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax, and other services performed for the Company by the Company's independent registered public accounting firm. The policy permits the Audit Committee to pre-approve specifically defined audit and non-audit services and related fees. Unless a specific service has been pre-approved with respect to a certain fiscal year, the Audit Committee must approve each permitted service and related fee before the Company's independent registered public accounting firm is engaged to perform such service. The Audit Committee has delegated to the Chair of the Audit Committee authority to pre-approve tax or other non-audit accounting services, provided that the Chair reports those approvals to the Audit Committee at its next scheduled meeting. All audit, audit-related and tax fees set forth above were pre-approved by the Audit Committee.

Change in Independent Registered Public Accounting Firm

Effective May 23, 2022, the Audit Committee, following a competitive bid process, appointed EY to serve as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2023. The Company, as approved by the Audit Committee, dismissed KPMG as the Company’s independent registered public accounting firm effective as of June 29, 2022, which is the date on which KPMG issued its reports on its audits of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2022 and the effectiveness of the Company’s internal control over financial reporting as of April 30, 2022.

The audit report of KPMG on the Company’s consolidated financial statements as of and for the year ended April 30, 2022 contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that (i) KPMG’s report on the Company’s consolidated financial statements as of and for the year ended April 30, 2022 noted that “[a]s discussed in Note A to the consolidated financial statements, the Company has elected to change its method of accounting for inventory costing from the LIFO method to the FIFO method as of May 1, 2019” and (ii) KPMG’s report on the Company’s consolidated financial statements as of and for the year ended April 30, 2021 noted that “[a]s discussed in Note A to the consolidated financial statements, the Company has elected to change its method of accounting for leases as of May 1, 2019 due to the adoption of Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 842, Leases.”

During the Company’s fiscal year ended April 30, 2022 and through June 29, 2022, the Company had no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of the Company for such years.

During the Company’s fiscal year ended April 30, 2022 and through June 29, 2022, no “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K occurred, other than the two material weaknesses in the Company’s internal control over financial reporting disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2022. These material weaknesses involved ineffective general information technology controls related to information technology change management within the Made to Order business environment and ineffective risk assessment, control activities and monitoring activities related to the enterprise resource planning system implemented in the fourth quarter of fiscal 2022. The Company fully remediated these material weaknesses as reported in its Annual Report on Form 10-K for the fiscal year ended April 30, 2023. The Audit Committee discussed these matters with KPMG, and the Company authorized KPMG to respond fully to any inquires of EY with respect to these matters.

During the Company’s fiscal year ended April 30, 2022 and through May 23, 2022, neither the Company nor anyone acting on the Company’s behalf consulted with EY regarding any matters referred to in Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 2—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected EY as the independent registered public accounting firm to audit the financial statements of the Company for fiscal 2025, and the Board of Directors has directed a vote of shareholders to be taken to ascertain their approval or disapproval of that selection. In the event the proposal to ratify the selection of EY is defeated, the adverse vote will be considered as a direction to the Audit Committee to select another independent registered public accounting firm for the next fiscal year ending April 30, 2026. However, because of the expense and difficulty in changing the independent registered public accounting firm after the beginning of the year, the Audit Committee intends to allow the appointment for fiscal 2025 to stand unless the Audit Committee finds other reasons for making a change.

Representatives of EY will be present at the Company's Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that shareholders vote "FOR" the ratification of EY as the independent registered public accounting firm of the Company for fiscal 2025.

ITEM 3 - ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

    The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") added section 14A to the Exchange Act, which requires that the Company provide its shareholders with the opportunity to vote, on a non-binding, advisory basis, to approve the compensation of the Company's NEOs as described in this Proxy Statement under Executive Compensation beginning on page 18, including the Compensation Discussion and Analysis and the accompanying tables and narrative disclosures. This vote is commonly known as "say-on-pay."

    As described in the Compensation Discussion and Analysis, the goal of the Company's executive compensation program is to facilitate the creation of long-term value for its shareholders by attracting and retaining superior senior management personnel, and motivate these executive officers to achieve desired Company and individual performance and to appropriately reward that performance, while aligning their interests with the long-term interests of the Company's shareholders.

    The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of the NEOs, as well as the Company's executive compensation philosophy, policies and practices, all as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is non-binding on the Company, the Board of Directors and the Compensation and Social Principles Committee.

This proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. To the extent there is any significant vote against NEO compensation as disclosed in this Proxy Statement, the Compensation and Social Principles Committee will evaluate whether any actions are appropriate to address the concerns of shareholders.

    Accordingly, the Company asks its shareholders to vote on the following resolution at the Annual Meeting:

    RESOLVED, that the compensation paid to the Company's NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

    The Board of Directors unanimously recommends that shareholders vote "FOR" advisory approval of the compensation of the NEOs as described in this Proxy Statement.

OTHER BUSINESS

If any other business properly comes before the Annual Meeting, your proxy may be voted by the persons named in it in their discretion in the manner they deem proper.

At this time, management does not know of any other business that will be presented at the Annual Meeting.

PROPOSALS BY SHAREHOLDERS FOR PRESENTATION AT 2025 ANNUAL MEETING

The Company plans to hold its 2025 Annual Meeting on August 21, 2025. The Company's bylaws provide that for business to be properly brought before an Annual Meeting by a shareholder, in addition to other applicable requirements, the shareholder must give timely written notice to the Secretary at the principal office of the Company. To submit business at the 2025 Annual Meeting, the notice must be received no later than March 12, 2025. For business outside of nominating a person for election as a director, the shareholder's notice must include the information set forth in Article I, Section 1 of our Bylaws.

The chair of the 2025 Annual Meeting may dismiss any business that a shareholder attempts to bring before the meeting without complying with these procedures.

The procedures for nominating a person for election as a director at the 2025 Annual Meeting are discussed under "Procedures for Shareholder Nominations of Directors" on page 14.

A proposal that any shareholder desires to have included in the Company's proxy statement of the 2025 Annual Meeting of shareholders must comply with the SEC's rules regarding shareholder proposals and be received by the Company no later than March 12, 2025. The notice requirements for bringing business before the 2025 Annual Meeting will be deemed satisfied by a shareholder if the shareholder complies with the SEC's rules regarding shareholder proposals and that shareholder's proposal is included in the Company's proxy statement for the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON AUGUST 22, 2024

The Notice of Annual Meeting of Shareholders, this Proxy Statement and the related form of Proxy and the Annual Report to Shareholders may be accessed on the SEC Reports page of the Company's website at:
https://americanwoodmark.com/investors/financial-reporting.

By Order of the Board of Directors

Paul Joachimczyk
Secretary

July 10, 2024

American Woodmark VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees and FOR Proposals 2 and 3.

1. To elect as directors the nine nominees listed in the attached proxy statement to serve a one year term on the Company's Board of Directors (except as marked to the contrary below):

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Latasha M. Akoma	☐	☐	☐	02 - Andrew B. Cogan	☐	☐	☐	03 - M. Scott Culbreth	☐	☐	☐
04 - James G. Davis, Jr.	☐	☐	☐	05 - Philip D. Fracassa	☐	☐	☐	06 - Daniel T. Hendrix	☐	☐	☐
07 - David A. Rodriguez	☐	☐	☐	08 - Vance W. Tang	☐	☐	☐	09 - Emily C. Videtto	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

040MRA

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — AMERICAN WOODMARK CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 22, 2024, AT 9:00 A.M., AT AMERICAN WOODMARK CORPORATION, 561 SHADY ELM ROAD, WINCHESTER, VIRGINIA.

The undersigned hereby appoints Emily C. Videtto and James G. Davis, Jr. (each with power to act alone and with power of substitution) as proxies, and hereby authorizes them to represent and vote, as directed on the reverse side, all the shares of Common Stock of American Woodmark Corporation held of record by the undersigned on June 20, 2023, at the Annual Meeting of shareholders to be held on August 22, 2024, at 9:00 a.m., at American Woodmark Corporation, 561 Shady Elm Road, Winchester, Virginia, and any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3, and in the proxies' discretion on any other matters coming before the meeting.

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐